Exhibit 4.20

FINANCING AGREEMENT

between

WALL BOX CHARGERS, S.L.U.

as a Borrower

and

WALLBOX N.V.WALLBOX USA, INC.

as Guarantors

and

INSTITUTO DE CRÉDITO OFICIAL E.P.E.
INSTITUT CATALÀ DE FINANCES

MORA BANC GRUP SA

EBN BANCO DE NEGOCIOS, S.A.

as Funding Entities

and

EBN BANCO DE NEGOCIOS, S.A.

as Coordinating Entity and Agent

October 16, 2023

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INDEX

Clauses		4
1.	Definitions	4
2.	Funding	18
2.1.	Granting of Funding	18
2.2.	Purpose of Funding	18
2.3.	Sustainable Financing	19
3.	Duration and Expiry	19
4.	Conditions for the Granting of the Financing	20
5.	Disposition of the Amount of Financing	21
5.1.	Disposition on Signature Date	21
5.2.	Terms and Conditions of Disposition	21
5.3.	Release of the Main Account	22
6.	Commissions	23
6.1.	Agency Commission	23
6.2.	Structuring Committee	24
6.3.	Voluntary Early Amortization Fee	24
6.4.	Payment of Commissions	24
7.	Rights and Obligations of Funding Entities	24
8.	Regime for the Adoption of Agreements by Financing Entities	25
9.	Testing, Calculations, and Executive Action	25
10.	Period of Interest	27
11.	Accrual and Settlement of Interest	28
11.1.	Accrual	28
11.2.	Calculation	28
11.3.	Liquidation	28
12.	Ordinary Interest Rate	29
12.1.	Determination of the Ordinary Interest Rate	29
12.2.	Margin	29
12.3.	EURIBOR	30
12.4.	Assumption of Substitution of the Original Reference Rate	31
12.5.	Principal Substitute Interest Rate	34
12.6.	Subsidiary Substitute Interest Rate	34
12.7.	Conditions Common to Substitute Interest Rates	35
12.8.	Communication of the Applicable Interest Rate	36
13.	Market Breakout	37
14.	Late Payment Interest	39
14.1.	Accrual	39
14.2.	Liquidation	39
14.3.	Late Payment Interest Rate	40
15.	Amortization	40
15.1.	Ordinary Depreciation	40
15.2.	Voluntary Early Repayment	42
15.3.	Mandatory Partial Early Repayment	43
15.4.	Total Mandatory Early Repayment	47
16.	Payments by Obligors	49
17.	Payment Allocation and Clearing	49
18.	Taxation	51

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18.1.	Definitions	51
18.2.	Net Payments	54
18.3.	Tax Compensation	56
18.4.	Tax Credit	57
18.5.	FATCA Withholding	58
18.6.	Tax Payment Letter	59
19.	Representations and Warranties of the Obligated Parties	60
19.1.	Formulation, Truthfulness and Accuracy of Representations and Warranties	60
19.2.	Valid Existence and Power of Attorney	60
19.3.	Agreements	61
19.4.	Validity and Enforceability	61
19.5.	No Infringement or Contravention	61
19.6.	Information	61
19.7.	Sufficiency of Funds	62
19.8.	Consents	62
19.9.	Litigation/Proceedings	62
19.10.	Cross-Compliance	63
19.11.	Actual Charges and Encumbrances	63
19.12.	Personal Guarantees	63
19.13.	Additional Warranties	63
19.14.	Equal Rank	64
19.15.	Indebtedness	64
19.16.	Insolvency and Insolvency	64
19.17.	Contract Compliance	65
19.18.	Fulfilment of Obligations	65
19.19.	Shareholder Composition	65
19.20.	Deductions and/or Withholdings	65
19.21.	Licenses & Permits	65
19.22.	Insurance	65
19.23.	Ownership of Assets	66
19.24.	ATE	66
19.25.	Document Copies	66
19.26.	Restricted Party and Penalties	66
19.27.	Environmental Risk	68
19.28.	Statements in relation to CESCE Coverage	68
19.29.	Statements on EIB funds	68
20.	Information Obligations	68
20.1.	Delivery of Financial Information	68
20.2.	Sustainability Requirement Certificate and Independent Report from the Sustainable Consultant on the ESG Report	69
20.3.	Relevant Facts or Circumstances	70
21.	Obligations to Comply with Financial Ratios	71
21.1.	Ratio DF/PN	71
21.2.	Ratio DFN/PN	71
21.3.	Common Provisions to Financial Ratios	72
22.	General Obligations of Obligors	72
22.1.	Destination of the Funding	72
22.2.	Adoption of Agreements and Exercise of Political Rights	72
22.3.	Cooperation	72

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22.4.	Maintenance, Conservation and Insurance	73
22.5.	Maintenance of Normal Activity	73
22.6.	Activity	73
22.7.	Business Plan	73
22.8.	Exercise	74
22.9.	Accounting Documents	74
22.10.	Audit	74
22.11.	Compliance with Statutory and Legal Obligations	74
22.12.	Taxation	74
22.13.	Compliance with U.S. Financing Documents and Financing Agreement	74
22.14.	Licenses & Permits	75
22.15.	Intellectual and Industrial Property	75
22.16.	Litigation/Proceedings	75
22.17.	Insolvency and Insolvency	75
22.18.	Additional Indebtedness	75
22.19.	Granting of Warranties or Negative Pledge	76
22.20.	Guarantees	76
22.21.	Rank	76
22.22.	Disposition of Assets, Subsidiaries or Businesses	77
22.23.	Treasury Management	78
22.24.	Funding Accounts	78
22.25.	Off-market Operations	78
22.26.	Corporate Transactions	78
22.27.	Deductions and/or Withholdings	79
22.28.	Restricted Party Transactions	79
22.29.	Obligations in relation to CESCE Coverage	79
22.30.	Obligations in relation to EIB funds	80
22.31.	Obligations relating to Money Laundering	80
23.	Obligations of the Agent in relation to COFIDES and CESCE	81
23.1.	Reporting Obligations	81
23.2.	Return of CESCE Fees	81
24.	Early Maturity of Financing	82
24.1.	Causes of Early Expiration	82
24.2.	Failure to Pay	82
24.3.	Failure to Comply with the Purpose	82
24.4.	Failure to Comply with Ratios	82
24.5.	Breach of Duty	82
24.6.	Guarantees on Financed Assets	82
24.7.	Substantial Adverse Effect	82
24.8.	Falsehood in Manifestations	83
24.9.	CESCE: Cessation of Coverage, Falsifying the Documentation Provided, Failure to Meet Eligibility Requirements	83
24.10.	Change of Control	84
24.11.	Business Management	84
24.12.	Revocation of Licenses	84
24.13.	Closure or Cessation of Business or Expropriation	84
24.14.	Illegality	84
24.15.	Additional Indebtedness	84
24.16.	Insolvency of the Borrower and/or Guarantors	85

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24.17.	Contingent Liabilities	85
24.18.	Invalidity/Unenforceability	85
24.19.	Cross-Compliance	86
24.20.	Corporate Modifications	86
24.21.	Restricted Party Transactions	87
24.22.	Audit	87
24.23.	Litigation & Garnishments	87
24.24.	Tax Claims	87
24.25.	Legal Expiration	87
24.26.	Remedying the Causes of Early Expiration	88
24.27.	Early Maturity Statement	88
25.	Main Account	89
26.	Guarantees	90
26.1.	Borrower's Liability and Warranty	90
26.2.	Personal Guarantee of the Guarantors	90
26.3.	Security Interests	93
26.4.	Subordination and No Claim	96
27.	The Agent	96
27.1.	Appointment	96
27.2.	Mandate	96
27.3.	Payments	97
27.4.	Disclaimer	98
27.5.	Refund of Advance Amounts	100
27.6.	Agent's Rights	100
27.7.	Waiver and Substitution	102
28.	Assignments	104
28.1.	Assignment by the Borrower and Guarantors	104
28.2.	Assignment by Financing Entities	104
29.	Variation in circumstances and illegality	105
29.1.	Variation in Circumstances	105
29.2.	Illegality	106
30.	Communications and Notifications between the Parties	107
31.	Representation on behalf of the Borrower	107
32.	Confidentiality	109
32.1.	Confidential Information	109
32.2.	Market Abuse Regulations	109
32.3.	Disclosure of Confidential Information	109
33.	Data Protection	112
33.1.	General	112
33.2.	Communication by the Agent of the Borrower's Personal Data to CESCE	113
33.3.	CESCE Identification and Contact	113
34.	Anti-Corruption Policy	114
35.	Expense	114
36.	Modifications and Waivers	115
37.	Partial Nullity	116
38.	Tax Regime	116
39.	Governing Law	116
40.	Jurisdiction	116
Annex I Detail of the Wallbox Barcelona Project		2

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Financing Agreement

Barcelona, 16 October 2023.

With the intervention of Mrs. Laura Nogales Martín, Notary of the Illustrious Notarial Association of Catalonia.

Gathered

On the one hand,

(A) WALL BOX CHARGERS, S.L.U. (the "Borrower") a company incorporated in accordance with Spanish law, with registered office at Paseo de la Castellana, 278, 28046, Madrid, with Tax ID B66542903 and registered in the Mercantile Registry of Madrid, duly represented for this purpose.

On the other hand,

(B) WALLBOX N.V. a company incorporated under Netherlands law, having its registered office in Amsterdam with N.I.F. N0098134J, duly represented for that purpose.

(C) WALLBOX USA, INC. a corporation incorporated under the laws of Delaware (United States), having its registered office at Corporation Trust Cebnter, 1209 Orange Street, Wilmington, DE 19801 (USA), with N.I.F. N0258284I, duly represented for that purpose.

Hereinafter, the entities referred to in sections (B) and (C) above shall be collectively referred to as the "Guarantors".

Hereinafter, the Borrower and the Guarantors shall be collectively referred to as the "Obligors", and each of them, individually, an "Obligor".

On the other hand,

(D) INSTITUTO DE CRÉDITO OFICIAL E.P.E. ("ICO") means a public body configured as a public business entity as provided for in articles 84, 103 et seq. Law 40/2015, of 1 October, on the Legal Regime of the Public Sector; It is attached to the Ministry of Economic Affairs and Transformation through the Secretary of State for Economy and Business Support. ICO has legal personality and its own assets; being the successor of the Public Law Entity of the same name that was created by Law number 13/1971, of June 19. ICO is governed by Law 40/2015, of 1 October, on the Legal Regime of the Public Sector, by the Sixth Additional Provision of Royal Decree Law 12/1995, of 28 December, on urgent

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measures in budgetary, tax and financial matters, by the applicable provisions of Law 47/2003, General Budget, of 26 November, by its statutes, approved by Royal Decree 706/1999, of 30 April, and, in matters not provided for in the previous regulations, by the special statutes of credit institutions and by the general statutes of the private civil, commercial and labor legal system. It does not need to be registered in the Commercial Register. Duly represented for this purpose.

(E) INSTITUT CATALÀ DE FINANCES ("ICF") is a public financial institution owned by the Government of Catalonia founded in 1985 with registered office at Gran Via de les Corts Catalanes, 635, 08010 Barcelona, duly represented for this purpose.

(F) MORA BANC GRUP SA ("Mora Banc") is a company incorporated in accordance with the legislation of the Principality of Andorra, with registered office at Avenida Mertixell 96, AD500, Andorra la Vella, Principality of Andorra, with Tax ID [***] and registered in the Companies Registry of the Government of Andorra under number 1,828, duly represented for this purpose.

(G) EBN Banco de Negocios, S.A. ("EBN", the "Coordinating Entity" or the "Agent") is a company incorporated in accordance with Spanish law, with registered office at Paseo de Recoletos, 29 28004, Madrid, with N.I.F. A-28763043 and registered in the Mercantile Registry of Madrid and in the Register of Entities of the Bank of Spain with number 021, duly represented for this purpose.

Hereinafter, the entities referred to in subsections (D) to (G) (inclusive) –– together with their successors and assigns permitted under the Clause 28 Together, the "Funding Entities", and each of them, individually, a "Funding Entity".

Hereinafter, the Obligors and the Financing Entities shall be collectively referred to as the "Parties".

Exposed

I. That the Borrower is an entity belonging to the group whose parent company is Wallbox N.V., engaged in the intelligent provision of energy management and electric vehicle charging, including the design, manufacture and distribution of electric vehicle charging technologies.

II. That the Borrower has approached EBN, in its capacity as Coordinating Entity, for the purpose of requesting financing that it intends to use to finance the

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development of certain projects at the Borrower's factory located in the city of Barcelona (Spain) that are identified in the Annex I (the "Wallbox Barcelona Project" or "Investment Project") and, in particular, for the purposes set out in Clause 2.2.

III. That the Coordinating Entity has contacted the rest of the Funding Entities to invite them to participate in the required financing.

IV. That in complying with the request, the Financing Entities have decided to grant financing in favor of the Borrower (the "Financing"), subject to compliance with the following essential conditions:

(a) that, prior to or concurrently with the signing of this Agreement, the Preconditions (as that term is defined in Clause 1.1);

(b) that the Guarantees provided for in Clause are granted in favor of the Financing Entities 26 within the time limits and in the manner provided for in the aforementioned Clause; and

(c) the truthfulness and accuracy of the formal statements contained in the Clause 19 and the assumption by the Borrower of the obligations set forth in the Clause 20, in the Clause 21 and in the Clause 22.

V. That, on this same date and in unity of act with the granting hereof, the following contracts have been awarded:

(a) Wallbox USA, Inc. as borrower, the Borrower and Wallbox N.V. as guarantors, Compañía Española de Financiación del Desarrollo, COFIDES, S.A., S.M.E. ("COFIDES") as the financing entity, and the Agent, have entered into a financing agreement in the amount of five million euros (€5,000,000) (the "United States Financing Agreement") whose terms are similar to those set forth herein; and

(b) the Financing Entities and COFIDES have entered into a creditor agreement for the purpose of regulating the coexistence of this Agreement and the United States Financing Agreement (the "Creditor Agreement").

VI. That in view of the foregoing, the Parties agree to enter into this financing agreement (the "Financing Agreement" or the "Agreement") in accordance with the following

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Clauses

1. Definitions

1.1. Defined Terms

1.1.1. In this Agreement, the following terms shall have the meanings set forth in each case:

"Wallbox Chargers Assets" means all tangible and intangible assets the acquisition of which is financed in whole or in part under this Agreement.

"Agent" means EBN Banco de Negocios, S.A.; without prejudice to the provisions of Clause 27.7.

"Mandatory Partial Early Repayment" means any repayment of funds charged to the Principal that, where applicable, the Borrower must make on a mandatory basis, and without the need for prior request by the Agent and/or the Financing Entities, when any of the cases described in the Clause occur 15.3.

"Total Mandatory Early Repayment" means the full repayment of the funds charged to the Principal which, if applicable, the Borrower must make on a mandatory basis, and without the need for prior request by the Agent and/or the Financing Entities, when any of the cases provided for in the Clause occur 15.4.

"Voluntary Early Repayment" means any repayment of funds charged to the Principal which, if any, is made voluntarily by the Borrower, and without the need for prior notice by the Agent and/or the Financing Entities, in accordance with the provisions of the Clause 15.2.

"Early Repayments" means any early repayment made by the Borrower, whether Partial Mandatory Early Repayment, Full Mandatory Early Repayment or Voluntary Early Repayment.

"Ordinary Depreciation" means any repayment of funds from the Principal to be made by the Borrower in accordance with the provisions of the Clause 15.1.

"Auditor" or "Auditor" means:

(i) in relation to the Group, Ernst & Young, S.L., or any other auditing firm of recognized international or national prestige and solvency acceptable to the Financing Entities; and

(ii) in relation to each of the Obligated Parties (individually) the firm of auditing accounts of recognized international or national prestige and solvency acceptable to the Financing Entities, appointed for this purpose by the

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respective General Meetings of the Obligors, provided that they are obliged to audit in accordance with the regulations applicable to them.

"Change of Control" means any circumstance whereby:

(i) Wallbox N.V. ceases to hold (directly or indirectly) a one hundred percent (100.00%) interest in the Borrower or Wallbox USA, Inc. and/or control of one hundred percent (100.00%) of the voting rights of the Borrower or Wallbox USA, Inc. and/or the ability to appoint a majority of the members of the Borrower's or Wallbox USA's governing body, Inc.; or

(ii) the Borrower ceases to hold (directly or indirectly) a one hundred percent (100.00%) interest in Wallbox USA, Inc. and/or control of one hundred percent (100.00%) of the rights of Wallbox USA, Inc. and/or the ability to appoint a majority of the members of the board of directors of Wallbox USA, Inc., so as to retain ownership, directly or indirectly, of at least one hundred percent (100.00%) in the Investment Project.

"CAPEX of the Wallbox Barcelona Project" means the actual payments made by the Borrower for, in accordance with the provisions of this Agreement, acquisitions or investments in tangible, intangible and/or financial fixed assets in connection with the Wallbox Barcelona Project.

"Commission Letters" means the Commission Letters entered into by the Agent, the Coordinating Entity, the Funding Entities and the Borrower (as applicable) today in relation to the Commissions.

"Cause of Early Expiration" has the meaning set out in Clause 24.1.

"Annual Certificate of Compliance with Ratios" means the certificate prepared by the Group's CFO and validated by the Auditor on the basis of the Audited Consolidated Annual Financial Statements, in which the value of the Financial Ratios is determined and the compliance with each of them is pronounced, which must be delivered to the Agent in accordance with the provisions of Clause 20.1.1(b).

"CESCE" means Compañía Española de Seguros de Crédito a la Exportación S.A.

"CESCE Coverage" has the meaning given to it in the Clause 22.29.

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"Civil Code" means the Royal Decree of 24 July 1889 by which the Civil Code is published, as amended from time to time, as well as any other regulation that may replace it in the future.

"Commercial Code" means the Royal Decree of 22 August 1885 by which the Commercial Code is published, as amended from time to time, as well as any other regulation that may replace it in the future.

"Agency Commission" has the meaning given to it in the Clause 6.1.

"Voluntary Early Amortization Fee" has the meaning given to it in the Clause 6.3.

"Structuring Committee" has the meaning given to it in the Clause 6.2.

"Fees" means, collectively, the Agency Fee, the Voluntary Early Repayment Fee and the Structuring Fee.

"Preconditions" means the conditions for the entry into force of this Agreement, referred to in Clause 4.

"Sustainable Consultant" means Inèdit Innovació, S.L. or any other consulting firm of recognized international or national prestige and solvency acceptable to the Financing Entities.

"Breakdown Costs" means the amount (if any) equivalent to the amount of:

(i) the Interest that a Financing Entity would have received during the period from the date of receipt of the amortized principal, corresponding to its Participation in the Financing, until the last day of the current Interest Period (if the amortized principal has been paid on the last day), that exceed

(ii) the amount that that Financing Entity could obtain, by placing an amount equal to the amortized principal corresponding to its Participation in a deposit in one of the main banks of the Eurozone Interbank Market, during the period between the Business Day following the receipt of the funds and the last day of the current Interest Period.

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"CRD IV" means:

(i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

"Main Account" means the account referred to in the Clause 25.

"Data Protection Officer" means the persons referred to, for each Funding Entity, in the Clause 33.

"Net Financial Debt" means the Financial Debt minus the amounts included in the Treasury Group items of the consolidated balance sheet as reported under the heading "Cash and cash equivalents" and less the Liquid Temporary Financial Investments included under the heading "Current financial assets" of the consolidated balance sheet Audited Consolidated Annual Financial Statements.

"Financial Debt" means, with respect to the Audited Consolidated Annual Financial Statements, the sum of all Indebtedness, both long-term and short-term, involving the payment of implicit or explicit interest (reported as "loans and borrowings" in the Audited Consolidated Annual Financial Statements), including leasing, reported as lease liabilities in the Audited Consolidated Annual Financial Statements) and excluding Subordinated Debt, its accrued and unpaid interest, and the impact on the "Lease liabilities" heading of IFRS 16 accounting.

"Subordinated Debt" means any Indebtedness whose degree and level of subordination is approved by the Majority of Financing Entities or has the following characteristics:

(i) does not provide for the possibility of payment (including set-off) of fees, interest or other items or repayment of principal (including early repayment) until all amounts due under the Financing Documents have been paid in full;

(ii) that no amount of any amount may be declared prematurely due or claimed under any such loan or credit until all amounts due under the Financing Documents have been paid in full;

(iii) that matures at least six (6) Months later than the Financing Maturity Date;

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(iv) that includes an express agreement of subordination to the Financing Documents;

(v) that the clauses relating to subordination may not be modified or renewed without the prior written consent of the Funding Entity;

(vi) is not guaranteed by any type of personal or real guarantee of the Group or whose degree and level of subordination is approved by the majority of Financing Entities;

(vii) that all of the above is expressly stated in the document in which the loan or credit is formalized as a clause in favor of the Financing Entity and is accepted by it; and

(viii) that contemplates a stipulation in favor of the Financing Entities as beneficiaries of the subordination agreed therein (which will be accepted by the Agent on behalf of the Financing Entities), and establishes that such Financial Debt may not be modified or novated without the consent of the Agent (acting on behalf of the Financing Entities).

"Outstanding Debt" means all amounts due in any respect by the Borrower on a given date under this Agreement.

"Business Day" means, for the purposes of calculating interest (including for the purpose of determining the reference interest rate applicable to the Financing) and payments, the one that is in accordance with the TARGET calendar and for the other purposes of this Agreement, any non-public holiday for banking purposes in the cities of Barcelona and Madrid, Saturday is expressly considered not to be a Business Day.

"Calendar Day" means all the days of the Gregorian calendar. In the periods indicated by days, these will be understood to be calendar in any case.

"Disposition" means the delivery of funds by the Financing Entities to the Borrower from the Financing in accordance with the terms of this Agreement.

"Distributions" means any payment made on behalf of:

(i) the distribution of dividends (in cash, in kind, and/or dividends distributed from reserves);

(ii) capital reductions involving returns of capital injections or refunds of share premiums;

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(iii) payments made under the Subordinated Debt; and

(iv) payments (including consideration for the provision of goods or services) under any contract entered into with the shareholders of Wallbox NV or persons or entities of the Group or in any other way related to such persons and any other transactions similar or analogous to the above, the effect of which in all such cases is the return of capital or contributions; including, specifically, the payment of any management fees to such shareholders or otherwise related persons or entities.

For clarification purposes, Intra-Group Distributions and Permitted Payments will not be considered Distributions.

"Intra-Group Distributions" means payments equivalent to Distributions made for any reason by any of the Guarantors in favour of Group entities.

"Funding Documents" means:

(i) this Agreement;

(ii) Commission Charters;

(iii) the Contract between Creditors;

(iv) the Warranties; and

(v) any other document to which the Parties wish to grant the status of Financing Document.

"Substantial Adverse Effect" means any situation or event that, in the reasoned and justified opinion of the Majority of Funding Entities, substantially harms:

(i) the ability of the Obligors to meet their obligations under the Financing Documents; or

(ii) the rights of the Funding Entities under the Financing Documents; or

(iii) to the solvency or financial position of the Obligors in a manner that may affect their ability to meet any of their obligations under the Financing.

"Fiscal Year" means the twelve (12) Month period from January 1 to December 31 of each calendar year.

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"Indebtedness" means long-term and short-term indebtedness, whether with financial institutions, or through the issuance of bonds, promissory notes, debentures, debentures convertible into shares or similar instruments, and other indebtedness with both short- and long-term costs, including receivables, discounts on bills of exchange and recourse invoices or short- or long-term leasing transactions; as well as financial guarantees, bonds, guarantees, counter-guarantees, letters of sponsorship or any commitments that involve guaranteeing financial obligations of third parties other than the Obligors or companies of the Group, whether jointly and severally, subsidiarily or in any other way.

"Allowable Indebtedness" means

(i) any Indebtedness assumed under the Financing Documents and the U.S. Financing Agreement; and

(ii) any Indebtedness that does not or may not involve, to the best of its knowledge and belief, a breach of the Financial Ratios.

"Coordinating Entity" means EBN Banco de Negocios, S.A.

"Financing Entities" means, collectively, Instituto de Crédito Oficial E.P.E, Institut Català de Finances, EBN Banco de Negocios, S.A. and Mora Banc Grup SA, as well as their successors or authorized assigns.

"ESG Report" means the statement of non-financial information, consolidated at the Group level, prepared with all requirements and in accordance with the commercial legislation in force in each jurisdiction at any given time.

"Audited Annual Financial Statements" means, collectively, the Audited Consolidated Annual Financial Statements and the Individual Annual Financial Statements (if legally required to be audited in the relevant jurisdiction).

"Audited Consolidated Annual Financial Statements" means the annual accounts, corresponding to each Year, consolidated at Group level, audited by the Auditor in compliance with all the requirements and those other accounting documents that must be prepared on an annual basis, if applicable, in accordance with the commercial legislation in force in each jurisdiction at any given time.

"Individual Annual Financial Statements" means, for the Obligor in question, the annual accounts, corresponding to each Year, audited by the Auditor of Accounts (if legally required in the corresponding jurisdiction), complying with all the requirements and those other accounting documents that must be prepared on an annual basis, if applicable, in accordance with the commercial legislation in force in each jurisdiction at any given time.

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"Consolidated Interim Financial Statements" means the balance sheet and the profit and loss account, at the consolidated level at the Group level, as of March, June, September and December of each financial year.

"Individual Interim Financial Statements" means the Borrower's balance sheet and profit and loss account, as of March, June, September and December of each Fiscal Year.

"EURIBOR" has the meaning given to it in the Clause 12.3.

"Early Repayment Date" means each of the dates on which an Early Redemption becomes effective in accordance with the Clauses 15.2, 15.3 and 15.4.

"Key Figures Calculation Date" means each of the dates on which the Obligors deliver to the Agent the Annual Certificate of Compliance with Ratios in accordance with the provisions of Clause 20.1.1(b).

"Date of Signature" means the date of execution of this Agreement.

"Interest Settlement Date" means the last Business Day of each Interest Period; date on which, as set out in Clause 11.3, the Interest accrued on the Principal of the Financing is payable.

"Final Due Date" means the date on which five (5) years have passed since the Signing Date; that is, on October 16, 2028.

"Financing" means the financing provided by this Agreement.

"Personal Guarantee" means the guarantee given by the Guarantors under Clause 26.2 as security for the Secured Obligations.

"Guarantees" means, collectively, the Personal Guarantee and the Security Interests.

"Security Interests" means each of the security rights that will be granted in security of the Secured Obligations in accordance with the provisions of the Clause 26.3.

"Guarantees on Financed Assets" has the meaning given to it in the Clause 26.3.2(i).

"Permitted Warranties" means:

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(i) the Warranties;

(ii) the guarantees granted in favor of the financing entities of the United States Financing Agreement;

(iii) guarantees given in connection with the subscription of any Permitted Indebtedness or those guarantees given in the ordinary course of business;

(iv) the guarantees authorized by the unanimous vote of the Financing Entities and the financing entity of the United States Financing Agreement.

"Group" means the Borrower, the Guarantors and all the companies that make up its group in accordance with Article 42 of the Commercial Code and Article 4 of Law 6/2023, of 17 March, on Securities Markets and Investment Services.

"Amount of Funding" means thirty million euros (€30,000,000).

"Net Amounts" means the amounts obtained by the Borrower and/or the Guarantors by virtue of the disposal of assets, subsidiaries and businesses, sale or assignment of concessions, the collection of insurance indemnities or any other transaction by which they obtain an economic flow, less the taxes levied on the transaction (including capital gains), as well as the justified and reasonable expenses derived from such transactions.

"Confidential Information" means all information relating to the Borrower, any Obligor or the Financing Documents, of which the Agent or a particular Financing Entity becomes aware in its capacity as, or for the purpose of obtaining the status of, Agent or Financing Entity, or which is received by the Agent or a Financing Entity in connection with, or with the aim of obtaining the status of Agent or Financing Entity under, the Financing Documents through:

(i) any member of the Obligors' group or any of their advisors; or

(ii) of the Agent or other Funding Entity, if the information was obtained by that Agent or that Financing Entity, directly or indirectly, from another member of the group or from any of its advisors,

in any format, including verbal information and any document, electronic file, or any other means of representation or recording of information containing, derived from, or copied from such information, but excluding information that:

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(iii) is or becomes public information for any reason other than the breach, direct or indirect, by such Financing Entity of the terms established in the Clause 32; or

(iv) at the time of submission, is identified in writing as non-confidential by a class member or any of its advisors; or

(v) is known to such Funding Entity prior to the date on which the information is disclosed to it in accordance with the provisions of paragraphs (i) or (ii) above or has been lawfully obtained by such Funding Entity after that date, from a source that, to the best of the knowledge of such Funding Entity, is not related to the Group and, in both cases, to the best of the Financing Entity's knowledge, has not been obtained in breach of, and is not otherwise subject to, an obligation of confidentiality; and

(vi) the interest rate that reflects the effective cost at which the Financing Entities have been able to borrow funds in the case provided for in the Clause 13.2.

"Interests" or "Ordinary Interest" means the interest accrued and calculated, at the Interest Rate, in accordance with the Clause 11.

"Interests of Delay" has the meaning ascribed to it in the Clause 14.

"Liquid Temporary Financial Investments" means financial investments convertible into cash, with a maturity not exceeding three (3) months from the date of acquisition, which do not have significant risks of change in value and which are part of the normal treasury management policy of the company concerned. For clarification purposes, any financing transactions granted to the parent company of the Group or to any other company of the group shall not be considered as Liquid Temporary Financial Investments.

"Insolvency Law" means the revised text of the Insolvency Law approved by Royal Legislative Decree 1/2020, of 5 May, as it may be novated or amended from time to time, as well as any other regulation that may replace it in the future.

"Civil Procedure Law" means Law 1/2000, of 7 January, on Civil Procedure, as it may be renewed or amended from time to time, as well as any other regulation that may replace it in the future.

"Representations and Warranties" means the representations and warranties made by the Obligors under the Clause 19.

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"Margin" means the margin used for the calculation of the Ordinary Interest Rate applicable to the Financing, in accordance with the provisions of the Clause 12.2.

"Sustainability Margin" has the meaning given to it in the Clause 12.2.

"Majority of Financing Entities" means the group of financing entities whose participation represents at least sixty-six percent (66.00%) of the total debt of this Financing (total debt being understood as the amounts available and/or drawn and not amortized under this Agreement).

"Month" means the period between a given day and the day of the same number of the following month, unless such following month does not have a day of the same number, in which case it shall end on the last day of that month.

"Secured Obligations" means all pecuniary obligations, including the repayment of the Principal, payment of Interest and Interest for Late Payment, Commissions, costs and expenses, arising from, or which may arise in the future for the Obligors under the Financing Agreement, as amended or modified from time to time.

"Obligors" means, jointly, the Borrower and the Guarantors.

"CESCE Offer" means an offer submitted by CESCE, a copy of which is attached as Annex VIII hereto.

"Allowable Payments" means any remuneration or payment for administrative/management expenses, salaries, stock option plans, "RSU" plans or employee stock purchase plans or warrants made or payments of a similar nature to those stated above to any shareholder, director/director (or observer of the board of directors), employee or director of the Obligors (including the Chief Executive Officer and/or Chief Financial Officer of the Group) and/or any beneficiary of any share option plan, MSW plans or share purchase plan for employees or service providers (assimilated to employees) or warrants of the Group.

"Sanctioned Country" means any country or territory (or its Government) that is subject to or subject to Sanctions, including, without limitation, Russia, Iran, North Korea, Sudan, South Sudan, and Syria.

"Participation" means, in relation to each of the Funding Entities, the aggregate amount of its participation in the Financing Amount.

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"Equity" means, with respect to the Audited Consolidated Annual Financial Statements, the amount of the item "equity" or "equity", reported as "total equity attributable to owners of the company liabilities".

"Period of Interest" means each of the periods into which the term of the Financing is divided, for the purposes of accrual and settlement of interest, in accordance with the Clause 10.

"Business Plan" means the business plan attached to this Agreement as Schedule III.

"CESCE Policy" has the meaning given to it in the Clause 22.29.1.

"CESCE Premium" has the meaning given to it in the Clause 22.29.3.

"Principal" means, from time to time, the amount paid to the Borrower under the Financing, minus, if applicable, the amounts previously repaid under Ordinary Amortization or Early Amortization.

"Generally Accepted Accounting Principles" means the accounting principles contained in the General Chart of Accounts or those others that replace them in the future and that are applicable in Spain, including the International Accounting Standards, as long as they are mandatory to be applied to the Obligated Parties and the rest of the companies of the Group.

"Financial Debt/Equity Ratio" or "DF/PN Ratio" means, with respect to the Audited Consolidated Annual Financial Statements, the result of dividing Financial Debt by Equity.

"Net Financial Debt/Equity Ratio" or "DFN/PN Ratio" means, with respect to the Audited Consolidated Annual Financial Statements, the result of dividing Net Financial Debt by Equity.

"Financial Ratios" or "Ratios" means the DF/NP Ratio and the DFN/NP Ratio.

"Sustainability Requirement" means the seventeen (17%) annual increase in tonnes of CO2 equivalent avoided by chargers connected to MyWallbox, taken based on the ESG Report benchmark for the immediately preceding Year. In the 2023 financial year, the first reference year will be the figure of tonnes avoided (340,000 tonnes CO2 equivalent avoided) of the 2022 ESG Report.

"Drawdown Request" means the Borrower's request for Drawdown from the Financing Amount, following the model attached as Annex IV.

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"Sum Insured" means the Principal of the Amount of the Financing covered under the CESCE Coverage.

"Market Breakdown Event" means any circumstance that determines the impossibility for a Financing Entity or Financing Entities whose Participation represents at least thirty percent (30.00%) of the Principal at any given time, to contract the liability operations necessary to finance the funds lent under this Agreement under the corresponding term and amount conditions and, in particular, but not limited to, those cases in which:

(i) the cost of such liability transactions is for the Financing Entity(s) concerned higher than the EURIBOR or EURIBOR used to calculate the Principal Replacement Interest Rate, if applicable at that time;

(ii) would have happened an Assumption of Substitution of the Original Reference Rate and the agreement of the Majority of Funding Entities on the issues provided for in the Clause 12.4.1 within thirty (30) Calendar Days from the date on which the Original Reference Rate Substitution Event occurred; or

(iii) would have been applicable to the Clause 12.6 and none of the Reference Entities had communicated to the Financing Entities the interest rate mentioned in that Clause.

"Interest Rate" or "Ordinary Interest Rate" means the interest rate applicable to the Financing as provided in the Clause 12.

"Late Payment Interest Rate" means the interest rate applicable in the event of default of the Financing, provided for in the Clause 14.3.

"Principal Substitute Interest Rate" means the interest rate applicable to the Financing as provided in the Clause 12.5.

"Subsidiary Substitute Interest Rate" means the interest rate applicable to the Financing as provided in the Clause 12.6.

"Substitute Interest Rates" means, together, the Principal Substitute Interest Rate and the Subsidiary Substitute Interest Rate.

1.2. Interpretation

1.1.2. Terms defined in the singular shall have the same meaning when used in the plural, and vice versa.

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1.1.3. Except as otherwise expressly provided, all references to clauses, paragraphs, subparagraphs and annexes shall be construed as references to the relevant clauses, paragraphs, subparagraphs and annexes to this Agreement.

1.1.4. Unless expressly provided otherwise, all references made in this Agreement to legal rules, of any rank, shall be understood to be made to such rules according to their wording in force at any time and, in the event of being repealed, to the rules that repeal or replace them in the regulation of the matter in question.

1.1.5. The drafting of this Agreement has been the result of the negotiation and joint efforts of the Parties to it, so Article 1288 of the Civil Code will not be applicable to interpret it against any of them.

2. Funding

2.1. Granting of Funding

2.1.1. The Financing Entities grant and the Borrower accepts financing of a commercial nature in the Amount of the Financing under this Agreement.

2.1.2. The Borrower agrees to repay the Principal of the Financing and to pay any Interest, Fees, expenses and any other amounts due in connection with the Financing under the terms of this Agreement.

2.2. Purpose of Funding

2.2.1. The Borrower undertakes to allocate the Financing Amount for the following purposes:

(i) the partial financing of the investments of the Wallbox Barcelona Project and, in particular, the acquisition of the Wallbox Chargers Assets;

(ii) the payment of the CESCE Premium;

(iii) the payment of the Funding Structuring Commission and the Agency Commission; and

(iv) finance the expenses arising from the preparation, negotiation and formalization of the Financing Documents.

2.2.2. Neither the Agent nor any Financing Entity assumes the obligation to verify that the Borrower uses the Financing Amount for the corresponding purposes indicated in this Clause.

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2.2.3. Notwithstanding the foregoing, the alteration of the destination of the Financing Amount that, if applicable, may be made by the Borrower without the consent of the Financing Entities, will entail a Cause for Early Maturity of the Financing, in accordance with the provisions of the Clause 24.3. To this end, the Borrower shall be bound by the —if any Funding Entity requires it through the Agent— to provide documentary proof to the Financing Entities that it has applied the funds of the Financing to the destination provided for in this Clause, for which it will have a period of ten (10) Calendar Days.

2.3. Sustainable Financing

2.3.1. It is the will of the Parties to collaborate so that this Financing can be classified as sustainable financing in accordance with the Sustainability Linked Loan Principles, published by LMA (Loan Market Association), APLMA (Asia-Pacific Loan Market Association) and LSTA (Loan Syndications and Trading Association), in their applicable updated version.

2.3.2. The Financing Entities do not assume any liability to the Obligors or third parties by reason of this classification, either present or future.

3. Duration and expiry

3.1. This Agreement shall remain in effect until the Final Maturity Date (or, if earlier, until the date on which all amounts due under this Agreement are paid in full), provided that the Borrower has paid to the Lenders all sums due for any purpose (including, without limitation, Principal, Ordinary Interest, Late Payment Interest, Commissions, Expenses, Costs, etc.) under this Agreement.

3.2. Otherwise, this Agreement shall remain in force until the date on which all amounts due by the Borrower for any reason whatsoever (including, without limitation, Principal, Ordinary Interest, Late Payment Interest, Commissions, expenses, costs, etc.) arising out of this Agreement have been duly satisfied.

3.3. The initial Participation of each of the Financing Entities in the Amount of the Financing is that identified in the table included in Annex V.

4. Conditions for the granting of the Financing

4.1. The Parties declare that the entry into force of this Agreement has been conditional on the satisfaction of the Financing Entities, prior to or simultaneously with the Signing Date, of the following circumstances:

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(i) that the Obligated Parties have delivered to the Agent, for distribution among the Financing Entities —and to their satisfaction—, the following documents:

(a) the deeds and notarial acts comprising the corporate resolutions and powers of attorney legally necessary for the execution and fulfillment of the Financing Documents and any acts, contracts or operations provided for therein;

(b) any documents reasonably requested to comply with applicable money laundering regulations or other applicable regulations for the fulfillment of Know Your Customer's obligations;

(c) a copy of the Business Plan;

(a) a report prepared by the Borrower justifying that the seventeen (17%) annual increase in tonnes of CO2 equivalent avoided by chargers connected to MyWallbox constitutes an ambitious target for the Borrower and represents a significant improvement that goes beyond a Business as Usual trajectory.

(b) the following financial information of the Group:

‒ the Audited Annual Financial Statements for the year ended December 31, 2022; and

‒ any other information of a financial nature about the Obligors that the Agent (acting on behalf of the Financing Entities) has reasonably requested from the Obligors;

(ii) that the Borrower has opened the Master Account with the Agent; and

(iii) that all of the Financing Documents (especially the Guarantees that must have been granted at any time in accordance with the provisions of this Agreement) and the United States Financing Agreement have been executed, that such documents are in full force and that there has been no breach of them.

4.2. By signing this Agreement, the Parties declare and warrant (to the full satisfaction of the Financing Entities) that, prior to or simultaneously with the execution of this Agreement, the Prior Conditions referred to in Clause have been fulfilled 4.1 previous.

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5. Disposition of the Amount of Financing

5.1. Disposition on Signature Date

5.1.1. The Borrower makes a Drawdown for the Amount of the Financing, as the Preconditions and Drawdown Conditions have been fulfilled to the satisfaction of the Financing Entities.

5.1.2. The amount of the Disposition requested on the Signing Date will be disbursed on the Business Day following the Signing Date and will be blocked in the Master Account, without the Borrower being able to make any charge or transfer other than the payment of the CESCE Premium and those necessary to meet the payment of the Commissions until the Conditions for the Release of the Master Account are met.

5.1.3. Likewise, the Borrower irrevocably authorizes the Agent to pay the CESCE Premium and, in particular, instructs the Agent to make any transfer that it has to make from the Main Account for the signing and entry into force of the CESCE Policy.

5.2. Terms and Conditions of Disposition

The Disposition of the Financing Amount has been subject to the fulfilment of the following conditions (the "Disposition Conditions"):

(i) the Borrower submits a Disposition Request in advance on terms satisfactory to the Agent;

(ii) that the Provision shall be requested for an amount equal to the Financing Amount;

(iii) that, on the Date of Signature, a request for disposition under the U.S. Financing Agreement had been submitted in an amount directly proportional to the amount included in the Request for Disposition, i.e., the amount of such loan;

(iv) that, on the Signing Date, the Borrower has paid in the Commissions accrued on that date under the terms provided for in this Agreement and in the Letters of Commissions;

(v) that, on the Disbursement Date, the Representations and Warranties granted in this Agreement and in each of the Documents of the Financing by the Obligors are fully in force and are truthful and accurate;

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(vi) that none of the Obligated Parties is in a situation of insolvency or insolvency and that the negotiation of a restructuring plan has not begun in accordance with the provisions of articles 585 et seq. of the Insolvency Law or equivalent in the corresponding jurisdiction;

(vii) that none of the obligations for the Obligors provided for in this Agreement and in the Financing Documents have been breached and, in general, there is no Cause of Early Maturity or Substantial Adverse Effect; in particular, the Borrower must certify that the Financial Ratios are not breached due to the requested Provision by signing the Disposition Request form following the model included in Annex IV; and

(viii) that any of the Obligors had carried out one or more capital increases for an aggregate amount of thirty-five million euros (€35,000,000). For these purposes, all capital increases in the Obligated Parties that take place after May 1, 2023 are taken into account.

5.3. Release of the Main Account

5.3.1. The following shall be necessary conditions for the Borrower to be able to freely dispose of the amounts in the Master Account (the "Conditions for the Release of the Master Account"):

(i) the issuance of a legal opinion on the capacity of the Obligated Parties on terms satisfactory to the Financing Entities;

(ii) the issuance of a legal opinion issued by Gómez-Acebo & Pombo, S.L.P. as legal advisor to the Financing Entities (whose fees will be borne by the Borrower) regarding the validity and enforceability of the Financing Documents;

(iii) that the CESCE Policy is signed on terms satisfactory to the Agent, the payment of the CESCE Premium is made and the CESCE Policy enters into force;

(iv) that the Representations and Warranties granted in this Agreement and in each of the Financing Documents by the Obligors are in full force and effect, truthful and accurate;

(v) that none of the Obligated Parties is in a situation of insolvency or insolvency and that the negotiation of a restructuring plan has not begun in accordance with the provisions of articles 585 et seq. of the Insolvency Law or equivalent in the corresponding jurisdiction; and

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(vi) that none of the obligations for the Obligors provided for in this Agreement and in the Financing Documents have been breached and, in general, there is no Cause of Early Maturity or Material Adverse Effect

5.3.2. The Agent undertakes to inform the Borrower and the Financing Entities in a timely manner of the entry into force of the CESCE Policy, as well as of any action to be taken by the Borrower in relation to the CESCE Policy.

5.3.3. The Borrower undertakes to carry out all necessary or convenient actions and provide all the information required by the Agent so that the CESCE Policy is signed and enters into force as soon as possible from the Date of Signature.

6. Commissions

6.1. Agency Commission

6.1.1. The Borrower will pay the Agent an agency fee on an annual basis, which will amount to the amount of seven thousand five hundred euros (€7,500.00) to which will be added the corresponding Value Added Tax that, if applicable, is applicable and revisable annually according to the increase in the Consumer Price Index.

6.1.2. The payment of the Agency Fee corresponding to the first annuity of the Financing Agreement shall be made by the Borrower to the Agent on the date of the first Drawdown of the Financing Amount, by debiting the Main Account.

6.1.3. The Agency Fee will be paid in advance and will not be refundable.

6.2. Structuring Committee

The Borrower shall pay to the Agent, for distribution among the Financing Entities in proportion to their respective Participation in the Financing, a structuring fee, under the terms agreed in a separate letter.

6.3. Voluntary Early Amortization Fee

The Borrower shall pay to the Agent, for distribution among the Financing Entities in proportion to their respective Participation, an early repayment fee in the amount equivalent to fifty basis points (0.50%) of the Principal repaid, in the event that the Borrower makes a Voluntary Early Repayment (total or partial).

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6.4. Payment of Commissions

6.4.1. In accordance with the provisions of Clause 16 and in the Clause 18.2, the amount of the Commissions regulated in this Clause shall be paid, charged to the Main Account, free of any charge, levy or contribution, being on behalf of the Obligated Parties any taxes, charges, levies or similar that may be applicable.

6.4.2. In accordance with the 24.2, failure to comply with the payment obligations of the Commissions is a Cause for Early Maturity of the Financing.

7. Rights and obligations of Funding Entities

7.1. The rights and obligations of each Funding Entity under this Agreement are joint. The rights may be exercised by each holder with full autonomy and independence from the rights whose exercise is incumbent on another Financing Entity, unless otherwise expressly agreed in this Agreement.

7.2. Any of the Financing Entities may carry out, in accordance with the terms of this Agreement, acts of an extrajudicial nature aimed at the preservation and defense of its own rights and those of the other Financing Entities. Each Financing Entity may exercise its own rights through judicial channels under the terms set forth in this Agreement, provided that it gives prior notice to the Agent. However, the enforcement of the Security Interests may only be carried out by the Agent, subject to the agreement of the Majority of the Financing Entities, as indicated and under the terms set forth in the Clause 26.3.3.

7.3. In the event that any Financing Entity does not comply with its obligations under the terms of this Agreement, this will not affect the rest of the Financing Entities, which will only be obliged individually, without prejudice to the actions that may be taken against the non-compliant entity by the Obligors.

7.4. Failure by any Financing Entity to comply with its obligations shall not entitle the Obligors to terminate the Contract, nor shall it release the other Financing Entities from complying with theirs, and the Obligors shall be compelled to comply in any case with the obligations assumed in this Agreement.

8. Regime for the Adoption of Agreements by Financing Entities

Decisions taken by the Financing Entities under this Agreement, including waivers of the exercise of rights, shall be taken by the majorities provided for in the Inter-Creditor Agreement and in accordance with the procedure provided for in the Inter-Creditor Agreement.

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9. Testing, Calculations, and Executive Action

9.1. For the purposes of this Agreement, the Agent shall open and keep in its books a special account to which it shall debit the amount of the Principal, as well as the Interest, Commissions, expenses, Late Payment Interest and any other amounts accrued in accordance with the Agreement and are held by the Borrower, from which the outstanding balances at any time of the Financing Amount may be certified. In the same way, all the amounts received by the Borrower's Agent and/or, where applicable, from the Guarantors will be paid into them to be distributed among the Financing Entities, so that the overall balance of these accounts reflects the amount of the Outstanding Debt at all times.

9.2. In addition to the account referred to in the preceding paragraph, each of the Financing Entities shall open and keep in its books a special account in which it shall debit the amounts paid by it to the Borrower (if applicable, through the Agent) and the Interest, Commissions, Late Payment Expenses and Interest and any other amounts owed by the Borrower to said Financing Entity for any of the items indicated in this Contract and in which all the amounts received by the Financing Entity from the Borrower and/or, where applicable, from the Guarantors through the Agent will be paid.

9.3. In the event of assignment in accordance with the provisions of the Clause 28.2, the assignor shall cancel all or part of the aforementioned accounts, and the corresponding accounts shall be opened by the assignee.

9.4. It is expressly agreed that, for the purposes of enforceability through the corresponding judicial or extrajudicial channels in the event of expiration, even early, of this Agreement, in accordance with its own terms, the balance resulting at the closing of the Agent or, in the case provided for in the Clause 24.27.5 the corresponding Financing Entity, the accounts referred to in the preceding sections, unless proven errors.

9.5. To credit the net amount of the balance due, it will be sufficient:

(i) that the Agent accompanies the testimony issued by the Notary of the original of this policy or authorized copy thereof, a certification intervened by a notary public, in which the balance or debt that is claimed is accredited;

(ii) that such balance coincides with that shown in the above-mentioned accounts, opened to the Borrower by Agent or, in the case provided for in the Clause 24.27.5, the Funding Entity concerned; and

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(iii) that the liquidation has been carried out in the manner agreed by the Parties in this Clause, in accordance with the provisions of Article 572 of the Code of Civil Procedure.

9.6. For clarification purposes, the issuance by the Agent of the certificate referred to above shall not prevent the subsequent issuance by any of the Financing Entities of any certificate relating to their individual account, for the purposes of the separate execution of the Personal Guarantee.

9.7. Consequently, it will be sufficient for the exercise of enforcement action against the Obligors, subject to the provisions of this Agreement, even in the event of termination of this Agreement or loss of the benefit of the term by the Obligors, the presentation of:

(i) a notarized testimony or authorized copy (enforceable) of the policy under which this Agreement is enforced;

(ii) the reliable or intervened document that incorporates the balance certificates issued by the Agent at the indication of the Financing Entities or, in the case provided for in Clause 24.27.5, the corresponding Financing Entity, and that meets the other legally required requirements, unless there is an error in the calculation; and

(iii) the document proving that the Obligors have previously been required to pay the amount due as a result of the settlement.

9.8. For the purposes of this Clause, the Borrower expressly authorizes the Agent and the Financing Entities to request enforceable copies of this policy. Likewise, the Financing Entities undertake to deliver to the Agent the executive copies of this policy that are in their possession, at the request of the Agent.

10. Period of Interest

10.1. For the purposes of determining the Applicable Interest Rate and calculating and settling the Interest, the life of the Financing will be divided into Interest Periods, which will last three (3) Months.

10.2. The first Interest Period shall commence on the date of the first Disposition and shall end three (3) Months after the Disposition. Subsequently, each Interest Period will begin on the termination date of the immediately preceding Interest Period. For the calculation of the different Interest Periods, the first Calendar Day of the same included in said Interest Period and the last excluded Day will be understood.

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10.3. In addition to the foregoing, if an Interest Period ends on a date other than a Business Day, the expiration of such Interest Period will be moved to the immediately following Business Day, unless such Business Day corresponds to the following Month, in which case, the expiration of the Interest Period will be moved to the immediately preceding Business Day. The settlement of Interest for that Interest Period and that of the following Period will take into account any adjustment that may occur. The next Interest Period will end on the same date as it would have been if the above circumstances had not occurred.

10.4. On each Ordinary Amortization date, the current Interest Period will end and the next one will begin. Consequently:

(i) no Interest Period may last longer than the next Ordinary Amortization date;

(ii) no Interest Period may last longer than the Final Maturity Date, so the last Interest Period may be an irregular period.

11. Accrual and settlement of Interest

11.1. Accrual

The Principal of the Financing Amount will accrue on a daily basis, in favor of the Financing Entities, Interest at the Ordinary Interest Rate in accordance with this Agreement.

11.2. Calculation

11.2.1. The calculation of the total amount of Interest accrued in each Interest Period, in relation to each Financing Amount, will be carried out in accordance with the following formula:

Interest = (P * I * D) / 360

Where:

"P" is the Principal of the Financing Amount.

"I" is the Ordinary Interest Rate.

"D" is the number of Calendar Days elapsed from the Interest Period.

11.3. Liquidation

11.3.1. Interest shall be settled and payable, without notice, at the expiration of each Interest Period) and shall be paid by 10:30 a.m. (Central European Time) on each applicable Interest Settlement Date.

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11.3.2. For the calculation of the Interest to be settled on each Interest Settlement Date, the year of three hundred and sixty (360) days will be used as a basis, such interest being calculated on the exact number of Calendar Days elapsed in each case.

11.3.3. Exceptionally, in the event of an Early Redemption in accordance with the provisions of the Clauses 15.2, 15.3 and 15.4, the accrued Interest corresponding to the Principal that has been prepaid must be paid on the corresponding Early Redemption Date.

12. Ordinary Interest Rate

12.1. Determination of the Ordinary Interest Rate

The Ordinary Interest Rate applicable to the Principal of the Financing during each Interest Period shall be calculated by the Agent, by adding the Margin to the EURIBOR (or, if the provisions of Clause apply). 12.4, the Substitute Reference Rate), and shall be set prior to the start of each Interest Period, taking as the reference date the third (3rd) Business Day prior to the date on which each Interest Period begins.

12.2. Margin

12.2.1. For the purposes of this Agreement, the Margin applicable to the Principal of the Financing Amount, during each Interest Period, shall be three hundred and twenty-five basis points (3.25%), less a bonus of ten basis points (0.10%) if there is an annual increase of seventeen percent (17%) in the tonnes of CO2 equivalent emissions avoided by chargers connected to MyWallbox, based on the reference value of the immediately preceding year (the "Sustainability Margin").

12.2.2. Once the Borrower provides the Agent with the Audited Financial Statements and the independent report of the Sustainable Consultant regarding the compliance with the Sustainability Requirement in accordance with the provisions of the Clause 20, the Agent will calculate and settle the interest for the following Settlement Dates by applying or not applying the Sustainability Margin.

12.2.3. The Sustainability Margin will be determined by whether or not the Sustainability Requirement is met at the end of the previous Year, so the Sustainability Margin bonus will only be applicable to subsequent Interest Periods in which compliance with the Sustainability Requirement has been verified.

12.2.4. For clarification purposes, the Parties declare that the bonus will only be applicable from the moment the Audited Financial Statements and the independent report of the Sustainable Consultant regarding compliance with the

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Sustainability Requirement are provided to the Agent in accordance with the provisions of the Clause 20, in relation to the year ended 31 December 2023.

12.2.5. In the event that the Borrower fails to provide the Agent with the Audited Financial Statements and the independent report of the Sustainable Consultant regarding compliance with the Sustainability Requirement in accordance with the provisions of the Clause 20, the Sustainable Margin shall cease to apply until the date on which the Borrower submits such information.

12.2.6. If the Agent receives the Audited Financial Statements and the independent report of the Sustainable Consultant regarding compliance with the Sustainability Requirement after the deadline and confirms that the Sustainability Margin applies, it will not proceed to recalculate the Margin for the previous Interest Periods in which the Borrower could have benefited from the Sustainability Margin bonus and will only apply the Sustainability Margin from the next Interest Settlement Date.

12.2.7. Interest will accrue even during the grace period for repayment of the principal. The accrual of interest will be calculated on the balances drawn down and the amounts outstanding to be repaid at any given time

12.3. EURIBOR

12.3.1. For the purposes of this Agreement, EURIBOR (European Interbank Offered Rate) means the reference rate of the Euro Area Money Market resulting from the application of the convention in force at any given time, under the sponsorship of the European Money Market Institute (EMMI) and currently published on the REFINITIV EURIBOR 01 screen (or such financial information screen or service as replaces it from time to time). at eleven (11.00) hours (Central European Time) of the third (3rd) Business Day immediately prior to the date on which the corresponding Interest Period begins for financing with delivery of deposits, three (3) Business Days after the day of the rate fixing according to the TARGET (Trans-European Automated Real-time Gross Settlement Express Transfer) schedule for deposits in euros for a term equivalent to the applicable Interest Period, that is, three (3) Months.

12.3.2. In addition to the above:

(i) in the event that the EURIBOR is negative, the EURIBOR shall be deemed to be zero;

(ii) EURIBOR will be increased, where appropriate, by any tax or surcharge that may be levied or may be levied in the future on this type of operation,

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plus any other type of expenditure that may arise from the management to obtain the corresponding funds.

12.3.3. In the event that there is no reference of EURIBOR to the period indicated in the Clause 12.2 The Agent shall notify the Borrower of this circumstance and shall calculate the interest rate applicable to that period by means of the linear interpolation of the two rates corresponding to the immediately preceding and immediately following period for which there is a quote. In the event that there is no immediately preceding period, the interest rate corresponding to the immediately following period will be applied. The reference rate thus obtained by the Agent shall be the one taken into consideration for the purpose of determining the reference rate referred to in the preceding paragraph.

12.4. Assumption of Substitution of the Original Reference Rate

12.4.1. In the event of a Substitution of the Original Reference Rate (as defined below), any decision, action, authorization, waiver or modification of this Agreement relating to, but not limited to, the following, shall be approved by agreement of the Majority of Lenders and the Borrower:

(i) the replacement of the Original Reference Type with a Substitute Reference Type; and

(ii) the adoption of any of the following decisions:

(a) the adaptation of any Clause contained in this Agreement to the use of the Substitute Reference Rate;

(b) the provision in this Agreement of the possibility of using the Replacement Reference Rate for the purpose of calculating the Interest in this Agreement (including, without limitation, any other modifications that may be necessary to enable the Replacement Reference Rate to be applicable to this Agreement);

(c) the implementation of market conventions applicable to the Substitute Reference Rate;

(d) the regulation of the corresponding clauses of substitute interest rates (and market breakdown) that are applicable to the Substitute Reference Rate; or

(e) the adjustment of the price to reduce or eliminate, to the extent possible, any transfer of economic value from one Party to another as

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a result of the application of the Substitute Reference Rate (and, in the event that any adjustment or method of calculation has been formally designated or recommended by the Designating Body, the adjustment shall be made in accordance with that designation or recommendation).

12.4.2. For the purposes of this Clause:

"Nominating Body" means any central bank, regulator, supervisory authority or set thereof, any working group or committee sponsored or directed by any of the foregoing or constituted at its request or by the Financial Stability Board.

"Original Reference Rate Substitution" means the occurrence of one or more of the following events:

(i) a public statement or publication of information by the administrator of the Original Reference Type announcing that it has stopped, or will cease, to publish it permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator who will continue to publish it (in which case, the date of replacement of the Original Reference Type with the Substitute Reference Type shall be the Business Day on which the Original Reference Type ceases to be published permanently or indefinitely in accordance with the administrator's declaration or publication);

(ii) a public statement or publication of information by the regulatory supervisor of the administrator of the Original Reference Rate, the central bank of the currency of the Original Reference Rate, an insolvency administrator with jurisdiction over the administrator of the Original Reference Type, a resolution authority with jurisdiction over the administrator of the Original Reference Rate, or a court or entity with similar insolvency or resolution powers over the administrator of the Original Reference Type, who declares that the administrator of the Original Reference Type has ceased or will cease to provide the Original Reference Type permanently or indefinitely, provided that, at the time of such declaration or publication, there is no successor administrator who will continue to provide the Original Reference Type, (in which case, the date of replacement of the Original Reference Rate with the substitute benchmark shall be the Business Day on which the Original Reference Type ceases to be published permanently or indefinitely in accordance with the relevant statement or publication);

(iii) a statement by a regulator or other official industry entity prohibiting the use of the Original Reference Type or indicating that its use is subject to adverse

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restrictions or consequences for the parties, or in the absence or withdrawal of the authorization of the administrator of the Original Reference Type, the absence or withdrawal of the Original Reference Type or its administrator from any official registry;

(iv) the statement by the Original Reference Rate management entity that the Original Reference Rate should be determined in the context of a reduced submission by banks or in accordance with the banks' policies or contingency plans or other arrangements and, in the opinion of the majority of Funding Entities, this is not a temporary situation; or

(v) the decision of the Majority of Lenders and the Borrower that the Original Reference Rate is no longer the appropriate benchmark for calculating the Financing interest rate.

In no case shall the change in the methodology, formula or calculation system of the Original Reference Rate be understood as a Case of Substitution of the Original Reference Rate.

"Original Reference Rate" means the EURIBOR benchmark.

"Substitute Reference Type" means the following benchmarks, in the following order:

(i) is formally designated, elected, or recommended as a substitute for the Original Reference Type by:

(a) the management entity of the Original Reference Type (provided that the market or economic reality measured by the proposed Reference Rate is the same as that of the Original Reference Rate); or

(b) any Nominating Body;

in the event that the two entities referred to in paragraphs (a) and (b) above both designate, choose or recommend a Substitute Reference Type, the opinion of the Designating Body shall prevail;

(ii) in the opinion of the majority of Financing Entities and the Borrower, is the benchmark generally accepted in the international or domestic syndicated financing market as a substitute for the Original Reference Rate; or

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(iii) in the opinion of the Majority of Lenders and the Borrower, the index deemed to be the appropriate benchmark to replace the Original Reference Rate.

12.5. Principal Substitute Interest Rate

12.5.1. In cases where the EURIBOR cannot be determined in accordance with the provisions of the Clause 12.2, the Principal Substitute Interest Rate will be applied as the result of the sum of the EURIBOR for Interest Periods of the next shorter duration for which it is possible to determine the interest rate, plus the Margin.

12.5.2. In addition to the above:

(i) in the event that the EURIBOR is negative, the EURIBOR shall be deemed to be zero (0); and

(ii) EURIBOR will be increased, where appropriate, by any tax or surcharge that may be levied or may be levied in the future on this type of operation, plus any other type of expenditure that may arise from the management to obtain the corresponding funds.

12.6. Subsidiary Substitute Interest Rate

12.6.1. In the event that it is not possible to determine the Principal Substitute Interest Rate in accordance with the provisions of the Clause 12.5, the Subsidiary Substitute Interest Rate will be applied, which will be equal to the arithmetic average of the interest rates provided by the Reference Institutions on the day of the start of the corresponding Interest Period for deposits of one (1) calendar day duration, plus the Margin. The rate so determined shall be applied on the same calendar day as its determination.

12.6.2. In addition to the above:

(i) in the event that the reference rate calculated in accordance with the provisions of the preceding paragraph is negative, it shall be deemed to be zero (0); and

(ii) The reference rate will be increased, where appropriate, by any tax or surcharge that may be levied or may be levied in the future on this type of operation, plus any other type of expense that may arise from the management to obtain the corresponding funds.

12.6.3. For the purposes of this Agreement, "Reference Entities" means the following:

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‒ Banco Santander, S.A.

‒ Banco Bilbao Vizcaya Argentaria, S.A.; and

‒ Caixabank, S.A.

12.6.4. The replacement of any such Reference Entities shall be provided by a new appointment by the Financing Entities, with such designation being communicated to the Borrower.

12.6.5. The following rules shall apply in relation to Reference Entities:

(i) if any of the Reference Institutions merges with a credit institution or is absorbed by another, it will be replaced, for the purposes provided for in this Agreement, by the new resulting or absorbing entity;

(ii) in the event of the spin-off of any of the Reference Entities, all the entities resulting from the spin-off that continue to be credit institutions will be considered Reference Entities; and

(iii) if any of the Reference Entities acquires a stake in this Financing or is absorbed by any Funding Entity, such entity shall cease to be a Reference Entity for the purposes of this Agreement.

12.6.6. Any of the Reference Entities may be replaced by another entity by agreement of the Borrower and the Financing Entities (through the Agent).

12.7. Conditions Common to Substitute Interest Rates

12.7.1. In the event of the application of any of the Substitute Interest Rates, as many settlements will be made as Substitute Interest Rates have been used, each for the number of days of application of the respective rate. In any case, the corresponding accrued interest will only be liquid and payable on the last day of each Interest Period.

12.7.2. The application of the Substitute Interest Rates shall cease at the time when the exceptional circumstances that would have given rise to their application cease to exist and the application of the Ordinary Interest Rate shall return as soon as market circumstances permit, upon immediate notification by the Agent (at the request of any of the Financing Entities) to the Borrower.

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12.7.3. To return to the application of the Ordinary Interest Rate:

(i) In the event that the Principal Substitute Interest Rate had been applied

Three (3) Business Days before the expiration of the Interest Period then in force in which the Principal Replacement Interest Rate would have been applied, the procedure for determining the Ordinary Interest Rate will be restarted, as established in Clause 12.

(ii) In the event that the Subsidiary Substitute Interest Rate has been applied

And, consequently, the Interest Period then in effect is one (1) Business Day or the refund of the Ordinary Interest Rate coincides with one of the last three (3) Business Days of an Interest Period of application of the Principal Replacement Interest Rate, the Borrower will decide on the new Interest Period on the same day of the notification by the Agent of the refund of the Ordinary Interest Rate.

Such Interest Period shall commence three (3) Business Days after notification by the Agent, and the then-current Replacement Interest Rate shall apply in the meantime.

12.8. Communication of the applicable Interest Rate

12.8.1. Both the Ordinary Interest Rate and the Substitute Interest Rate shall be communicated by the Agent to the Borrower no later than thirteen (13.00) hours (Central European Time) on the Business Day of the start date of the relevant Interest Period. With respect to the Subsidiary Replacement Interest Rate, this will be communicated by the Agent (on behalf of the Financing Entities) to the Borrower on the same day of its determination.

12.8.2. In the event of a proven error in the calculation of the Ordinary Interest Rate or the applicable Substitute Interest Rate, which has been verified at any time during the current Interest Period, it will be corrected by the Financing Entities immediately, and such correction will take effect from the initial date of application of the erroneous rate.

12.8.3. For the purposes of this Agreement, the impression made by the Agent (on behalf of the Funding Entities) of the corresponding screen at the established time or, as the case may be, the communication made to the Funding Entities by the Reference Entities, without any additional requirement, shall serve as reliable proof of the EURIBOR applicable at any given time.

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12.8.4. In the event that the EURIBOR or the Substitute Reference Rate is less than zero (0), the applicable reference rate (to which the Margin must be added) shall be zero (0).

13. Market Breakout

13.1. The Borrower acknowledges and accepts that the proper functioning of the interbank money market and the absence of any Market Breakdown Assumption is an essential premise for the granting and maintenance of the Financing.

13.2. In the event of a Market Breakdown, any Financing Entity that may be affected by circumstances that may give rise to the application of this Clause shall immediately notify the Agent within two (2) Business Days and the Agent shall also notify the Borrower on the Business Day following becoming aware of the circumstance. It also indicates:

(i) Period of Interest

The Interest Period corresponding to the Principal of the Financing will have a duration of one (1) Month, unless it is necessary to determine a different duration in view of the terms at which the affected Financing Entities may contract in the market, if applicable, the liability operations necessary to continue financing (automatically adjusting the duration of the next Interest Period if the Market Breakdown Event has ceased so that it ends on the date that would have corresponded to it).

(ii) Applicable Interest Rate

It will be the result of adding the following concepts:

(a) the interest rate reflecting the effective cost at which the Financing Entities have been able to borrow funds on the start date of the relevant Interest Period;

(b) the Margin; and

(c) taxes and any other expenses incurred in raising funds on the Eurozone Money Market.

13.3. The Interest Period following that determined in accordance with the provisions of the Clause 13.2(i) The foregoing shall be automatically adjusted in terms of its duration, if market circumstances allow it due to the cessation of the Market

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Breakdown Event, so that it ends on the date that would have corresponded to it if the provisions of this Clause had not taken place.

13.4. In the event that the circumstances that determined the existence of a Market Breakdown Event are prolonged, the Financing Entities and the Borrower will negotiate in good faith, for a period not exceeding thirty (30) Business Days with a view to agreeing on an alternative basis for determining the Ordinary Interest Rate. If the Financing Entities and the Borrower agree on the alternative basis within the agreed period, it will become effective from that moment on.

13.5. In the event that the aforementioned negotiation does not result in an alternative solution within thirty (30) Calendar Days from the date on which the negotiation was initiated, and provided that the Borrower has not been able, within such period, to present to the affected Financing Entities another entity that is willing to acquire its Interest at par in the Financing, in accordance with the provisions of the following paragraph, the Early Amortization of the Participation of the Financing Entity or Financing Entities affected will be carried out, and the Borrower will be obliged, within a maximum period of thirty (30) Calendar Days from the date of termination of the aforementioned period, to reimburse the Agent (for distribution among the Financing Entities according to their Participation) the amount of the Outstanding Debt under the Financing, calculated up to the date on which the payment actually takes place, and provided that such payment does not result in a Material Adverse Effect; in which case, the Financing must be repaid in full.

13.6. Notwithstanding the foregoing, in the event that only some of the Financing Entities are affected, but not all, and during the entire period of time in which the Borrower and the Agent negotiate in good faith the possible alternatives to be adopted to make possible the continuation of the Financing, the Borrower may present to the Agent another entity that is willing to acquire the Interest of the affected Financing Entities, The affected Financing Entities must assign their Participation at the same time , provided that the following conditions are met:

(i) that the assignee adheres to the Creditor Agreement;

(ii) that the assignment does not entail any cost to it;

(iii) that you have successfully completed your know-your-customer processes in connection with the assignment; and

(iv) that the payment is made in cash and at the time of assignment to said entity.

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In the event that the affected Financing Entity, having fulfilled the above requirements, decides not to assign its Participation, it must remain in the Financing assuming the additional cost or reduction in income. Under no circumstances shall the Financing Entities have any obligation to seek a potential acquirer of their Participation.

13.7. Under no circumstances shall the Financing Entities assume any liability in the event of a Market Breakdown and, in particular, for those unavoidable events or exceptional circumstances or force majeure that make it impossible to contract the aforementioned liability transactions, all in accordance with Article 1105 of the Civil Code.

13.8. The foregoing does not prevent the Agent and the affected Financing Entities, at the request of the Borrower, from undertaking to make their best efforts —and provided that this does not entail economic damage to them— in order to avoid or mitigate the effects of the occurrence of the Market Breakdown Event.

14. Late Payment Interest

14.1. Accrual

Without prejudice to the right of termination set out in the Clause 24.27, if any of the payments to be made by the Borrower (or, as the case may be, the Guarantors) for any reason are not made by the date established in this Agreement, the amounts pending payment shall be considered capitalized at simple interest and shall be produced from the day following their maturity, in favour of the Financing Entities and without the need for prior claim, Late Payment Interest, which will be accrued daily.

14.2. Liquidation

14.2.1. The Late Payment Interest will be settled by the Agent on the date on which the Borrower and/or, if applicable, the Guarantors make the payment of the amounts that give rise to its accrual, based on one year of three hundred and sixty (360) days.

14.2.2. Settlements of Late Payment Interest shall be notified by the Agent to the Borrower and shall be binding and obligatory on the Borrower and, where applicable, the Guarantors, unless otherwise proved or error. The provisions of this Clause shall not be construed as waiving any other rights that the Financing Entities may have under this Agreement as a result of non-payment.

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14.2.3. In accordance with the provisions of Article 317 of the Commercial Code, the Late Payment Interest due and not paid will be capitalized monthly and, as an increase in the capital due, will in turn accrue new revenues at the Late Payment Interest Rate that corresponds to be applied in accordance with the provisions of this Clause.

14.3. Late Payment Interest Rate

14.3.1. The Late Payment Interest Rate shall be determined by adding two hundred basis points (2.00%) to the Interest Rate applicable at any given time during the period in which the Borrower is in default.

14.3.2. The rate indicated in this Clause for Late Payment Interest will also be the interest for procedural arrears for the purposes of the provisions of Article 576.1 of the Code of Civil Procedure (or any other analogous legal provision that may replace it in the future) and will be applicable in the event of default when, If the Financing is due early for any of the reasons set forth in this Agreement, the Obligors fail to comply with their payment obligations within the terms provided for in this Agreement.

15. Amortization

15.1. Ordinary Depreciation

15.1.1. Ordinary Amortization of the Financing Amount

(i) The Borrower shall repay the Principal of the Financing Amount to the Agent —for distribution among the Financing Entities, based on their Participation in the Financing Amount— in consecutive quarterly installments beginning on the 15th month (inclusive) from the Signing Date, in accordance with the following schedule:

Ordinary Amortization Date	% of Principal
January 16, 2024	0,00%
April 16, 2024	0,00%
July 16, 2024	0,00%
October 16, 2024	0,00%
January 16, 2025	6,25%
April 16, 2025	6,25%

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Ordinary Amortization Date	% of Principal
July 16, 2025	6,25%
October 16, 2025	6,25%
January 16, 2026	6,25%
April 16, 2026	6,25%
July 16, 2026	6,25%
October 16, 2026	6,25%
January 16, 2027	6,25%
April 16, 2027	6,25%
July 16, 2027	6,25%
October 16, 2027	6,25%
January 16, 2028	6,25%
April 16, 2028	6,25%
July 16, 2028	6,25%
Final Expiration Date	6,25%
Total	100,00%

(ii) If one of the dates indicated above is not a Business Day, the payment corresponding to that date must be made on the immediately following Business Day, unless said Business Day corresponds to the following Calendar Month, in which case, the payment must be made on the immediately preceding Business Day.

(iii) Amounts repaid in accordance with the foregoing may not be drawn down again by the Borrower.

15.1.2. Distribution of amortised amounts

(i) Subject to the provisions of the Clause 16 and in the Clause 18.2, of the amounts amortised, the Agent shall deliver to the Financing Entities the amount proportional to their respective Participation in the corresponding Amount of Financing, by credit to the account that each Financing Entity has communicated to the Agent for this purpose, on the same date on which the Ordinary Amortization is carried out.

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(ii) If the Agent receives a refund that is less than due, it will proceed to distribute among the Financing Entities the amount actually received in proportion to its Participation in the Amount of the Financing, without prejudice to the actions that each of these Financing Entities corresponds to for the recovery of the difference.

15.2. Voluntary Early Repayment

15.2.1. The Borrower may voluntarily repay, in whole or in part, the Principal of the Financing, at any time, provided that the Voluntary Early Repayment is made in compliance with all of the following requirements:

(i) that it is made for minimum amounts of one million five hundred thousand euros (€1,500,000.00) and whole multiples of seven hundred and fifty thousand euros (€750,000.00), unless the Borrower wishes to repay the entire Principal of the Financing in advance;

(ii) that it has a minimum and irrevocable notice to the Agent of ten (10) Business Days regarding the Early Amortization Date;

(iii) that the Early Repayment Date coincides with an Interest Settlement Date, and the Borrower must otherwise pay the applicable Breakdown Costs and any other costs or fees incurred in connection with the Early Repayment (expressly including the costs and expenses arising from the cancellation or modification of the applicable Coverages), as well as any Interest accrued up to the Early Repayment Date on the the Principal Object of the Early Repayment, in accordance with the provisions of the Clause 11.3.3;

(iv) that an amortization is made under the U.S. Financing Agreement in a proportionate amount;

(v) that there is no Cause for Early Termination of this Agreement; and

(vi) that the Borrower pays the Financing Entities the Voluntary Early Repayment Commission.

15.2.2. Once the Agent has received any request for Voluntary Early Redemption, the Agent shall communicate it by email, no later than the Business Day following receipt of the notice, to the other Financing Entities.

15.2.3. The request for Voluntary Early Repayment will be irrevocable and the failure to carry out, if applicable, the corresponding repayment both on the scheduled date

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and in its amount, will be a Cause of Early Maturity and will imply the Borrower's obligation to pay the Financing Entities the corresponding Break-Up Costs.

15.2.4. Subject to the provisions of the Clause 16 and in the Clause 18.2, the amount repaid in advance in accordance with this Clause shall be used to repay the Principal of the Financing and shall be distributed among the Financing Entities in proportion to their respective Participation.

15.2.5. The amounts amortized in accordance with the provisions of this Clause shall be applied to the reduction of the amortization installments in reverse order of their maturity, reducing the number of amortization installments where appropriate and bringing forward the Final Maturity Date.

15.2.6. Amounts repaid early in accordance with this Clause may not be reused by the Borrower.

15.3. Mandatory Partial Early Repayment

15.3.1. Cases of Mandatory Partial Early Repayment

The Borrower must repay the Principal of the Financing in advance in the following cases and for the following amounts:

(i) Early repayment of the U.S. Financing Agreement

In an amount proportional to any voluntary or partial early repayment of the U.S. Financing Agreement.

(ii) Sale of productive assets or businesses

For the Net Amounts received for the disposal of Wallbox Chargers Assets by the Borrower, except if these transfers are made in favor of the Guarantors.

Early repayment will not be mandatory for those amounts received as a result of the disposal of Wallbox Chargers Assets if:

(a) the Borrower informs the Agent of the intention to reinvest the amount obtained in new assets required for the development of its activity;

(b) the Borrower sufficiently accredits to the Agent, within twelve (12) Months from the disposal, the effective reinvestment of such amounts in assets related to the corporate purpose of the Borrower;

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(c) the amount of the Secured Interests in the Wallbox Barcelona Assets continues to represent at least seventy percent (70%) of the aggregate outstanding amount of the financing granted under the United States Financing Agreement and the Financing Amount.

If, after the expiration of the said period of twelve (12) Months from the date of collection, the Borrower has not allocated or committed the funds in accordance with the provisions of this paragraph or if the committed funds are not reinvested within the said period, the Borrower shall repay the Principal of the Financing on the next Interest Settlement Date, for the amount equivalent to the Net Amounts not allocated, not committed or not reinvested.

(iii) Insurance Indemnities

For the Net Amounts received by the Borrower, any Guarantor or any company of the Group in respect of insurance indemnities taken out in relation to the Wallbox Chargers Assets (except for civil liability indemnities to be paid to third parties) (the "Insurance Policies"), unless:

(a) the Borrower informs the Agent of the intention of the relevant Obligor to replace, replace or repair the damaged assets or property; and

(b) the Borrower or the corresponding Obligor effectively carries out such actions, accrediting the Agent with the effective reinvestment of such amounts, within a period of one hundred and eighty (180) Calendar Days from the date of collection of the aforementioned amounts.

If, after the aforementioned period of one hundred and eighty (180) Calendar Days from the date of collection, the Obligors have not allocated or committed the funds in accordance with the provisions of this paragraph or if the committed funds are not reinvested within the aforementioned period, the Borrower must amortize the Principal of the Financing on the next Interest Settlement Date, for the amount equivalent to the Net Amounts not allocated, not committed or not reinvested.

(iv) Extortion of the CESCE Premium

For the entire amount received as a refund of the CESCE Premium in accordance with the provisions of Clause 23.2 and any other case that may be contemplated in the future in accordance with the CESCE Policy.

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To the extent that the CESCE Premium will be financed, the receipt by the Financing Entities (individually or through the Agent) of the CESCE Premium is foreseen as a case of mandatory early repayment of the Financing, and the amount returned from the CESCE Premium must be applied to the amortization of the same in the same proportion in which it has been financed.

15.3.2. Application of the Mandatory Early Amortization assumption to the Guarantors and/or companies of the Group

(i) Unless agreed by the majority of the Financing Entities, in the event that the person who incurs in the cause of Mandatory Early Repayment is any of the Guarantors and/or companies of the Group other than the Borrower, for any action carried out by them, the Guarantor in question irrevocably undertakes to send (and to cause the corresponding companies of the Group in which it participates to deliver) the Net Amount obtained to the Borrower, to be deposited in the Main Account and destined, if applicable, to the Early Repayment.

(ii) The Guarantors may send the prepaid amount to the Borrower by:

(a) capital reduction with return of contributions or distribution of dividends;

(b) subordinated loan, under the terms set out below;

(c) direct payment to the Agent on behalf of the Borrower, in which case the Guarantor's claim against the subordinate Borrower shall be in the terms set forth below;

(d) payment of amounts that the Guarantor owes to the Borrower; or

(e) any other means permitted by law.

(iii) In all those cases in which the transfer of funds from the Guarantors to the Borrower is carried out by means of loans or a credit right of the Guarantors against the Borrower is generated, the credit rights resulting from such operations must have the characteristics of the Subordinated Debt.

15.3.3. Provisions common to cases of Mandatory Partial Early Repayment

(i) The Obligated undertakes to notify the Agent of the occurrence of any of the cases listed in the Clause 15.3.1, in any case, within a maximum period

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of three (3) Business Days from the time they became aware of it. Immediately thereafter, the Agent must communicate this fact to the rest of the Financing Entities.

(ii) The Net Amounts received from the disposition of Wallbox Chargers Assets by the Borrower and under the Insurance Policies shall be used for the pro rata amortization of this Agreement and the U.S. Financing Agreement.

(iii) The Obligors undertake to keep the amounts referred to in the Clause unavailable 15.3.1 and to transfer them to the Master Account and, if applicable, the account indicated in the U.S. Financing Agreement on the date of collection or receipt.

(iv) The funds deposited in the Main Account will be used for the Mandatory Early Repayment on the Interest Settlement Date immediately following the date on which the periods mentioned in the Clause have elapsed 15.3.1(ii) and 15.3.1(iii) (as applicable) without the Borrower or the relevant Guarantor having used the funds for the purposes set forth in such sections.

(v) In the event that the Borrower does not allocate the amount deposited in the Main Account on the corresponding Interest Settlement Date to Early Repayment, the Borrower must pay the Breakdown Costs, if any, that are generated.

(vi) Subject to the provisions of the Clause 16 and in the Clause 18.2, the amount repaid in advance in accordance with this Clause shall be used to repay the Principal of the Financing and shall be distributed among the Financing Entities in proportion to their respective Participation.

(vii) The amounts to be amortized in accordance with the provisions of the preceding paragraphs shall be applied to the reduction of the amortization installments in reverse order at their maturity, reducing where appropriate the number of amortization installments in reverse order at their maturity and bringing forward, where appropriate, the Final Maturity Date

(viii) Amounts repaid in advance pursuant to this Clause may not be redrawn by the Borrower.

15.4. Total Mandatory Early Repayment

15.4.1. The Borrower must fully repay the Principal of the Financing, immediately upon the occurrence of any of the following:

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(i) a Change of Control not authorized by the Funding Entity; or

(ii) failure to issue any legal opinions that are set forth as a Condition for the Release of the Master Account on terms satisfactory to the Funding Entities within two (2) Months from the Date of Signature; or

(iii) the CESCE Policy is not signed on terms satisfactory to the Agent or does not enter into force within two (2) Months from the Date of Signing; or

(iv) if for any reason there is a mandatory full early repayment of the financing provided under the U.S. Financing Agreement; or

(v) if Wallbox N.V. or the Borrower makes a Distribution or an Intra-Group Distribution before the full amortization of the Financing, except in the case of a distribution of dividends made against the profits obtained in the previous Year or a distribution of interim dividends during the last quarter of the Fiscal Year and the profits of the current Year are justified on terms satisfactory to the Agent; or

(vi) if, for any reason, any circumstance occurs that would result in the CESCE Coverage ceasing to cover any of the Financing Entities (as insured) due to acts or omissions directly or indirectly related to the Borrower; or

(vii) in the event that the Borrower no longer meets the eligibility criteria to be eligible for the coverage provided by the CESCE Coverage under the applicable regulations; or

(viii) a case of illegality provided for in the Clause 29.2 and it is not possible to transfer the Participation of the affected Financing Entity(ies) to another entity, subsidiary or branch not affected by the situation of illegality (for clarification purposes, in this case the Early Amortization will affect only the Principal related to the Participation of the affected Financing Entity(ies)); or

(ix) a Market Breakdown and an alternative solution is not reached, in accordance with the terms set forth in Clause 13.

15.4.2. The Total Mandatory Early Redemption must take place within three (3) Business Days following the occurrence of any of the events indicated in this Clause.

15.4.3. In the event that, in accordance with the foregoing, the Total Mandatory Early Repayment is to be made on a date other than the Interest Settlement Date, the Borrower shall pay the corresponding Break-Up Costs (except in the cases

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provided for in paragraphs (viii) and (ix) of the Clause 15.4.1) and pay the amount of the Interest that would have accrued up to the Early Redemption Date on the Principal object of the Mandatory Early Redemption, in accordance with the provisions of Clause 11.3.3.

15.4.4. Amounts prepaid by the Borrower pursuant to this Clause may not be reused by the Borrower.

16. Payments by Obligors

16.1. The Obligors will make all payments to which they are obligated by virtue of the provisions of this Agreement for Principal, Interest, Commissions, expenses or any other concept on the dates established for payment under this Agreement and always before ten thirty (10.30) hours (Central European Time) of such days, by transfer made to the Main Account. To this end, the Borrower irrevocably authorizes the Agent to make the necessary debits to the Master Account in compliance with such obligations. The debit by the Agent to the Main Account of such amounts will have full discharge effects for the Obligors, as if they had been received in proportion to their Participation by the other Financing Entities.

16.2. The Obligors must make all payments as indicated above by operation of law and without the need for any special requirement by the Agent or the Financing Entities.

16.3. Where payments are due on a day other than a Business Day, they will be made on the first following Business Day, unless that day corresponds to the following Month, in which case payment will be made on the first Business Day immediately preceding it.

16.4. All payments shall be made by the Borrower and, where applicable, the Guarantors, in accordance with the provisions of the Clause 18.2.

16.5. Payment to the Principal Agent in accordance with the mechanism provided for in Clause 16.1 The foregoing, even without expressly reserving the right to the Agreed Interest and any other amounts due, shall not extinguish the Borrower's commitment with respect to the Interest and any other amounts due.

17. Payment Allocation and Clearing

17.1. Any payment made by the Obligors to the Agent, in accordance with this Agreement, for distribution among the Financing Entities, will be applied to the following items, in the order established below and starting with the oldest within each section:

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1st Late payment interest accrued and due.

2nd Break-up costs (if applicable).

3rd Ordinary interest accrued and due.

4th Commissions due.

5th Expenses and taxes.

6th Compensation and increased costs.

7th Procedural costs.

8th Main.

17.2. The same imputation provided for in the previous section shall be made in the event that the payment, notwithstanding the provisions of this Agreement and due to an extraordinary supervening circumstance, is made by the Obligated Parties to any of the Financing Entities, without prejudice to the pro-rata distribution that would be made in such case.

17.3. The Obligors irrevocably empower and authorize the Agent and the Financing Entities so that they may, once one of the Causes of Early Maturity that results in the existence of an amount due and unpaid, occur, apply to the payment of the amounts owed to the Financing Entities by virtue of this Agreement that are liquid, due and payable to the balances in their favor existing in any current, savings, credit, term deposits or any other deposit, present or future, that the Obligors maintain with any of the Financing Entities, excluding the realization of securities that the Obligors have deposited in any of the Financing Entities, for the purpose of applying the product obtained for the same purpose, overcoming any legal impediment, including self-contracting. The Financing Entities that proceed to make a compensation under the provisions of this Clause shall notify the Agent and the corresponding Obligor of its realization within a period of three (3) Business Days from the day in which the compensation in question took place.

17.4. In the event that the right to set off is exercised through the realization of securities, the Financing Entities expressly undertake to make their best efforts to maximize the result of the realization of the same. The set-off agreed in this Clause shall proceed even if the claims or rights of ownership of the Obligated have not yet matured or, which, for the sole purposes of the compensation, shall be considered payable, and, likewise, even if the accounts and deposits of the Obligated have a plurality of holders, either under a joint and several disposition regime, already under a joint disposition regime with another Obligor.

17.5. The clearing power agreed in this Clause specifically includes, with respect to funds deposited in foreign currency, the right of the Financing Entities to convert them into euros at the official exchange rate of the European Central Bank in force at the time the conversion is made.

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17.6. It is expressly stated that the offsetting of the amounts deposited in the Main Account will not require the declaration of early maturity, being only necessary that there are liquid, overdue and payable amounts pending payment under this Agreement.

17.7. The Funding Entities may, if requested by CESCE, modify the order established in the previous sections.

17.8. Payments made by CESCE to the Agent under the CESCE Policy shall not release the Borrower from any of its payment obligations to the Financing Entities. For clarification purposes, the foregoing shall not imply the duplication of the Borrower's payment obligations to the Participating Entities and to CESCE.

18. Taxation

18.1. Definitions

18.1.1. In this Agreement:

"Change of Law" means any change in any rule, law, regulation or Treaty (or in the interpretation or application of any rule, law, regulation or Treaty) or any practice, resolution, judgment, consultation or public pronouncement of the tax administration or administrative or judicial courts (including the Court of Justice of the European Union), which occurs after the date on which either of the Entities Financiers become a Financing Entity in accordance with this Agreement other than a change in a Treaty covered by the Multilateral Treaty (or in the interpretation or application of the Treaty covered by the Multilateral Treaty) that occurs in accordance with the provisions of Article 7(1) of the Multilateral Treaty and provided that the Deposit Condition of the Treaty has been met.

"Condition of Deposit of the Treaty" means the deposit and publication of the relevant Document of Reservations and Notifications (which has not been withdrawn) on the website of the Organisation for Economic Co-operation and Development.

"Tax Credit" means any credit, relief, deduction or refund of any Tax.

"Document of Reservations and Notifications" means the reservations and notifications (in document form or in any other form) by virtue of which the jurisdiction of tax residence of the Financing Entity and the Kingdom of Spain will implement the Multilateral Treaty within the scope of the Treaty included in the Multilateral Treaty.

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"Qualified Financing Entity" means, expressly, the Financing Entity entering into this Agreement, as well as the Financing Entity that is the beneficial owner of the Interest payable by the Borrower in connection with an advance, loan or credit under this Agreement and is:

(i) a Spanish Financing Entity; or

(ii) a Non-Spanish Funding Entity.

"Spanish Financing Entity" means a Financing Entity that is a Spanish credit institution or a Spanish branch of a non-Spanish credit institution that is duly registered with the Bank of Spain and complies with the requirements described in:

(i) paragraph (c) of Article 61 of Royal Decree 634/2015 of 10 July; and

(ii) the second subparagraph of point 1 of Article 8 of Royal Decree 1776/2004 of 30 July.

"Non-Spanish Financing Entity" means:

(i) any Financing Entity that is effectively subject to direct taxation in respect of Interest payments obtained in connection with an advance, loan or credit under this Agreement, which is resident for tax purposes in a Member State of the European Union (except Spain), provided that the Financing Entity does not obtain the interest through a territory considered to be a tax haven under Spanish law (as set out in the Royal Decree 1080/1991, of 5 July 1991 or in the list that updates or replaces it), or through a permanent establishment in Spain or in a country or territory that is not a Member State of the European Union; or

(ii) a Treaty Funding Entity.

“Treaty Funding Entity” means a Funding Entity that:

(i) is deemed to be a tax resident in a State Party to an existing Double Taxation Treaty applicable to it, which is effectively subject to direct taxation in respect of Interest payments made in connection with an advance, loan or credit under this Agreement, and is entitled to receive the benefits of such Treaty in respect of Interest payable to such Financing Entity in respect of an advance, loan or credit under this Agreement;

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(ii) does not carry out operations in Spain through a permanent establishment with which the participation in the Financing is effectively related; and

(iii) do not carry out transactions through tax havens in accordance with Spanish law (as established in Royal Decree 1080/1991, of 5 July or in the list that updates or replaces it).

"State party to a Double Taxation Treaty" means a jurisdiction that has signed a Treaty and provides for absolute exemption from withholding taxes in Spain for any payments derived under the Financing.

"FATCA" means:

(i) sections 1471 through 1474 of the U.S. Tax Code, or in any related regulation or other official instruction;

(ii) any treaty, regulation, or other official instruction adopted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other country, which (in any event) facilitates the implementation of the provisions of paragraph (i) above; and

any agreement entered into in connection with the implementation of paragraphs (i) and (ii) above with the U.S. Department of Taxation, the government of the United States of America, or any other government or taxing authority in any other jurisdiction.

"Taxes" means any tax, levy, fee, duty or other charge or withholding tax of a similar nature in Spain (including any penalty or late payment interest accrued in connection with any failure to pay or any delay in payment thereof).

"Paying Taxes" means both the additional payment made by the Borrower to the Qualified Financing Entity pursuant to the Clause 18.2 or any payment paid under the Clause 18.3.

"FATCA Exempt Party" means a Party that is entitled to receive payments free of any FATCA Withholding.

"Non-FATCA Exempt Party" means a Party that is subject to a FATCA Withholding.

"FATCA Withholding" means any deduction or withholding on a payment under this Agreement required pursuant to FATCA regulations.

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"Withholding Tax" means a tax deduction or withholding tax on account of Taxes made on any payment under this Agreement, excluding the withholdings on account of Corporate Income Tax applicable in Spanish territory that, if applicable, the Borrower or the Guarantors had to make on payments made to a Spanish Financing Entity, and also excluding FATCA Withholding.

"Treaty" means a double taxation agreement with Spain.

"Multilateral Treaty" means the multilateral convention to implement tax treaty-related measures to prevent base erosion and profit shifting of 24 November 2016.

18.1.2. Except as otherwise provided, the terms "determines" or "determined" contained in this Section mean a determination made by a person in sole discretion.

18.2. Net Payments

18.2.1. All payments to be made by the Borrower or, as the case may be, any of the Guarantors, to any Qualified Financing Entity in accordance with this Agreement, shall be made free and net of any Withholding Tax, unless the relevant Obligor is legally obliged to make such Withholding Tax on accunt of Taxes in accordance with the applicable legislation, in which case the amount to be paid by the Borrower in respect of which such Withholding Tax is required shall be increased by the amount necessary to ensure that, after such Withholding Tax, the Financing Entity concerned or the Agent, as the case may be, receives, a net sum equal to that which it would have received if the Withholding Tax had not been made.

18.2.2. The Borrower and, where applicable, the Guarantors shall not be obliged to make any additional payment as provided in the preceding paragraph as a result of a Withholding Tax imposed by the relevant tax authorities if, on the date on which the payment becomes due:

(i) the payment could have been made to the Funding Entity without any Tax Withholding if the Financing Entity had been a Qualified Financing Entity, but on that date the Financing Entity is not or has ceased to be a Qualified Financing Entity for any reason other than a Change of Law; or

(ii) the Financing Entity is a Non-Spanish Financing Entity that has not complied with its obligations under the Clause 18.2.3 posterior.

18.2.3. The Parties expressly agree that the Borrower shall make the deductions or withholdings on account of Taxes required by Spanish regulations to Mora Banc Grup, S.A. In this case, the amount to be paid to Mora Banc Grup, S.A. for the Borrower in respect of which such deduction or withholding is required shall not

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be increased by any amount, and the Borrower (i) shall retain the full amount of the withholding or deduction and shall pay it to the Treasury within the legally established periods, and (ii) deliver quarterly to Mora Banc Grup, S.A., as soon as possible, a certificate accrediting the withholdings or deductions made so that Mora Banc Grup, S.A. can proceed, where appropriate, to claim and recover them.

18.2.4. For the purposes of the provisions of this Clause and, in relation to the exemption from Withholding Tax in the jurisdiction of the Borrower's tax residence, any Non-Spanish Financing Entity shall provide the Borrower, through the Agent, as soon as reasonably practicable after the acquisition of its status as a Financing Entity and, in any event, before any payment under the Financing Documents becomes due or satisfied (whichever occurs first), a valid and valid tax residence certificate (or, where applicable, the document required for this purpose by the relevant Treaty), duly issued by the competent tax authorities proving the tax residence of such Non-Spanish Financing Entity and, in the case of a Treaty Financing Entity, that it proves its tax residence in the corresponding jurisdiction for the purposes of the relevant Treaty as well as its right to the benefits thereof.

The same obligation will be required of those Financing Entities not resident in Spain with the right to a reduced rate of Withholding Tax by virtue of the applicable treaty. In this sense, a tax residence certificate will be considered valid and in force if it is issued during the year prior to the date on which the corresponding payment is due or paid (whichever occurs first) and, in the event that the tax residence certificate refers to a tax period, it will only be considered valid and in force in relation to that period.

18.2.5. This certificate must be updated annually, in accordance with the applicable Spanish legislation, and the updated certificate must be delivered to the Borrower through the Agent.

18.2.6. Failure to comply with the obligations assumed by virtue of this section by a Non-Spanish Financing Entity to which said paragraph applies, will exempt the Obligors from compliance with said Non-Spanish Financing Entity of the corresponding obligations assumed by the latter by virtue of the Clause 18.2.1 until the date on which the aforementioned non-compliance of the Non-Spanish Financing Entity in question ceases.

18.2.7. In no event shall this Clause include an obligation by Obligors to pay additional amounts to a Funding Entity in respect of a FATCA Withholding.

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18.3. Tax Compensation

18.3.1. Notwithstanding the provisions of the Clause 18.2, yes:

(i) any Qualified Funding Entity is required to make any advance payment of Taxes in connection with any sums received or to be received under this Agreement; or if

(ii) as a result of a breach by any of the Obligors of its obligations under this Agreement, any Qualified Financing Entity shall be charged or required to bear any liability relating to the payment on account of Taxes in connection specifically with any sums received or to be received pursuant to this Agreement by such Qualified Financing Entity, the Obligors, at the request of the Agent (following the instructions provided to that effect by the affected Qualified Financing Entity), shall indemnify within three (3) Business Days immediately following said Qualified Financing Entity for such payment or liability, as well as for any kind of interest, penalties or expenses that arise or that must be paid in relation thereto and that are attributable to the Obligors.

18.3.2. The provisions of the previous section shall not apply:

(i) in relation to any Tax applicable to a Funding Entity:

(a) in accordance with the rules of the jurisdiction applicable to such Funding Entity or, if different, in the jurisdiction(s) in which such entity is resident for tax purposes; or

(b) in accordance with the rules of the jurisdiction in which the permanent establishment from which it operates for the purposes of the Financing is located,

whether such Tax is levied or calculated on the basis of net income received or to be received (not including amounts presumed to have been received or presumed to be received) by the Funding Entity in question; or

(ii) To the extent that the loss, damage or cost:

(a) is compensated by an additional payment in accordance with the provisions of Clause 18.2.1; or

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(b) should have been compensated in accordance with the 18.2.1 but it could not be compensated as a result of the application of the exceptions contained in the Clause 18.2.2; or

(c) is related to a FATCA Withholding to be made by one of the Parties.

18.3.3. The Funding Entity that claims or intends to make a claim under the Clause 18.3.1 shall immediately inform the Agent of the reason on which the complaint is based. The Agent shall immediately transmit such communication to the Borrower.

18.4. Tax Credit

18.4.1. In the event that, as a result of a Tax Payment made by the Borrower or the Guarantors:

(i) a Tax Credit accrues in favor of a Financing Entity as a result of such Tax Payment or a Tax Withholding that has taken place as a result of such Tax Payment; and

(ii) the aforementioned Financing Entity or any entity of its group, has obtained and used said Tax Credit,

the Financing Entity will pay the Borrower or the corresponding Guarantors an amount that would be sufficient to keep the Obligors in the same position as they would have had if they had not been obliged to pay the Taxes.

18.5. FATCA Withholding

18.5.1. The Parties may make any FATCA Withholding to which they are obligated pursuant to FATCA and any payment required in connection with such FATCA Withholding. Neither Party may be required to increase any payment on which it has made a FATCA Withholding or otherwise compensate the recipient of the payment for the making of a FATCA Withholding.

18.5.2. Either Party shall, as soon as it becomes aware that it is required to place a FATCA Withholding (or any change in the interest rate or basis of such FATCA Withholding), notify the Party to which it is required to make the payment and, in addition, notify the Borrower and the Agent.

18.5.3. Likewise, prior to making the payment and the FATCA Withholding, you must request confirmation from the Party to which you must make the payment of your status as a FATCA Exempt Party or a Non-FATCA Exempt Party, under the terms provided in the following sections.

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18.5.4. Subject to the provisions of the following paragraph, each Party shall, within ten (10) Business Days of reasonable request by the other Party:

(i) confirm to the other Party whether it is considered a FATCA Exempt Party or, conversely, is a Party that is subject to a FATCA Withholding;

(ii) provide the other Party with forms, documentation and other information relating to its status under FATCA (including its percentage of passthru payments or any other information required under U.S. Treasury Regulations or any other official indications contained in intergovernmental agreements) if requested to do so by the other Party; in a justified manner, in relation to compliance with the requirements established by FATCA; and

(iii) provide the other Party with forms, documentation and other information relating to its status under FATCA upon the other Party's justified request for the purpose of complying with any other law, regulation or information exchange regime.

18.5.5. If a Party confirms to the other Party that it is a FATCA Exempt Party and subsequently becomes aware that it is not, or is no longer considered a FATCA Exempt Party, that Party shall notify the other Party of this fact as soon as possible.

18.5.6. The provisions of the preceding paragraph shall not oblige any Party to do anything that could, in its reasonable opinion, constitute a violation of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any obligation of confidentiality. If a Party fails to comply with the obligation to confirm its status or provide the forms, documentation or other information requested in accordance with this Clause, then:

(a) if that Party fails to comply with confirmation as to whether it is considered (and/or retains consideration) as a FATCA Exempt Party, this Party shall be deemed for the purposes of this Agreement to be a Non-FATCA Exempt Party; and

(b) if that Party fails to comply with the obligation to provide the applicable percentage for passthru payments, that Party shall be applicable, for the purposes of this Agreement (and any payments made pursuant thereto), one hundred percent (100%) percentage for passthru payments;

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until such time (in each case) as the Party concerned provides the required confirmation, forms, documentation or other information.

18.6. Tax Payment Letter

18.6.1. If at any time any Obligor is required by law to make a Withholding Tax in respect of any sums due by them under this Agreement (or, if there are subsequently variations in the rates or manner at which such Withholding Tax is to be calculated), the relevant Obligor shall notify the Agent as soon as it becomes aware of such circumstance. Likewise, the Financing Entities must notify the Agent of such circumstances in relation to any amount payable to them, when they become aware of them. If the Agent receives such notification from a Funding Entity, it shall notify the Obligors.

18.6.2. If any of the Obligors makes any Tax Payment under this Agreement in respect of which it is required to make any Withholding Tax, the Borrower shall pay to the tax authority or other competent authority the full amount required to be withheld within the time allowed for such payment under applicable law and shall deliver to the Agent, for the affected Qualified Financing Entity, within thirty (30) days following the day in which such payment has been made to the competent authority, the documents that prove, in a reasonable manner and satisfactory to said Financing Entity, that the Tax Withholding has been made.

19. Representations and warranties of the Obligated Parties

19.1. Formulation, Truthfulness and Accuracy of Representations and Warranties

19.1.1. The Financing Entities grant this Agreement in consideration of the following Representations and Guarantees that the Obligors solemnly formulate about themselves and as applicable, for which they are jointly and severally liable and which will be understood to be implicitly reiterated on the Date of Signature, on each Request for Disposition, on each Disbursement Date, on each Interest Settlement Date and on each Ordinary Amortization Date by reference to the circumstances existing in the Obligors. every moment.

19.1.2. Without prejudice to the ability of the Financing Entities to declare the early expiration of this Agreement in accordance with the provisions of Clause 24.27, the Obligated undertakes jointly and irrevocably to hold the Financing Entities harmless from any damage or harm that may be caused as a result of the lack of veracity or accuracy of the aforementioned Representations and Guarantees.

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19.2. Valid Existence and Power of Attorney

19.2.1. Each of the Obligors:

(i) is a company validly constituted in accordance with the legislation applicable to it and is registered in its corresponding registers, with its own legal personality and sufficient legal capacity to execute this Agreement and the rest of the Financing Documents to which it is a party and to assume all the obligations arising therefrom at its expense; and

(ii) It develops the affairs and businesses that are proper to their respective corporate objectives.

19.2.2. The representatives of each of the Obligors are duly authorized to sign this Agreement and the rest of the Financing Documents to which it is a party.

19.3. Agreements

Each of the Obligors has adopted all the corporate and corporate agreements and actions necessary for the execution and fulfillment of the Financing Documents to which it is a party, so that the obligations contracted by each of them by virtue of this Agreement and the rest of the Financing Documents are valid, and such agreements remain in effect from the time this Agreement is executed.

19.4. Validity and Enforceability

The obligations of each of the Obligors under this Agreement and the other Financing Documents to which it is a party are valid, binding and enforceable and such agreements remain in effect at the time of the execution of this Agreement.

19.5. No Infringement or Contravention

The granting and fulfillment of the Financing Documents does not contravene:

(i) any rule, whatever its rank, that is applicable to the Obligors;

(ii) the statutes of any of the Obligors; or

(iii) any relevant contract or agreement of any kind to which any of the Obligors is a party or which may otherwise bind them and under which the corresponding authorizations have not been obtained.

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19.6. Information

Each of the Obligors declares that:

(i) all the information provided to the Agent and the Financing Entities, including financial information, is correct in its material aspects, and adequately reflects its situation and that of the rest of the companies of the Group that it controls on the date to which the corresponding information referred, and there are no material facts or omissions that distort such information;

(ii) has prepared all opinions, calculations, projections and forecasts in good faith and is based on reasonable assumptions;

(iii) no event has occurred that would result in a Substantial Adverse Effect; and

(iv) the accounting documentation and information provided to the Agent has been prepared in accordance with Generally Accepted Accounting Principles (or, as the case may be, generally accepted accounting principles in the jurisdiction concerned).

19.7. Sufficiency of Funds

The Borrower has complementary funds, which, together with the Financing, allow the realization of the Wallbox Barcelona Project in its entirety.

The aforementioned supplementary funds are the Borrower's own funds.

19.8. Consents

None of the Obligors requires consent, license, authorization or approval from third parties or public or administrative authorities, in relation to the granting, validity, compliance and enforceability of this Agreement and the rest of the Financing Documents to which it is a party, which has not been obtained prior to the execution of the same, all of them maintaining their effects, without any circumstance having occurred that makes them susceptible to revocation.

19.9. Litigation/Proceedings

There is currently no litigation, arbitration or proceeding of any kind that the Obligors knew or could have known about acting diligently and whose adverse or negative resolution could result in a Substantial Adverse Effect or could call into question the validity or enforceability of the Financing Documents.

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19.10. Cross-Compliance

There is none:

(i) any event constituting a breach likely to produce a Material Adverse Effect:

(a) of any relevant contract to which the Obligors are a party or to which they have been subrogated; or

(b) of any relevant obligation by which any of the Obligors may be bound in any way; nor

(ii) any Cause of Early Termination of this Agreement or a cause of early termination or termination of any other Financing Document or the U.S. Financing Agreement, or circumstance that could likely cause such a Cause of Early Termination.

19.11. Actual Charges and Encumbrances

There is currently no pledge, mortgage, charge or encumbrance to which the assets, rights or shares/participations owned by the Obligors are subject with the exception of:

(i) the Permitted Warranties;

(ii) fiscal impacts; and

(iii) those that result directly from the law.

19.12. Personal Guarantees

There is no personal guarantee, bond, guarantee or similar granted by any of the Obligors other than the Personal Guarantee of the Guarantors, nor has the granting of personal guarantees been requested for the assurance of obligations contracted by any of the Obligors, other than the Permitted Guarantees.

19.13. Additional Warranties

The execution of the Financing Documents does not imply for any of the Obligors the obligation to create guarantees, liens, options or rights in favor of third parties over all or part of their assets or income, present or future, except those derived from this Agreement and the United States Financing Agreement.

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19.14. Equal Rank

There are no creditors of the Obligors whose claims are of higher rank or priority than the rights of the Financing Entities under the Financing Documents, except those that enjoy legal preference.

19.15. Indebtedness

None of the Obligors has engaged in any Indebtedness transaction or, in general, entered into transactions that involve the assumption of Indebtedness, other than the Permitted Indebtedness.

19.16. Insolvency and insolvency

Obligors do not:

(i) are insolvent under the terms of Article 2.1 of the Insolvency Law or equivalent legislation in another applicable jurisdiction, nor have they been declared insolvent in accordance with said Law, nor have they sent a notification to the judge competent to hear the insolvency proceedings in question stating that negotiations have been initiated with creditors to obtain adhesions to an advance proposal for an arrangement or have initiated negotiations to implement a restructuring plan in accordance with the provisions of Article 583.1 of the Insolvency Law or equivalent legislation in another applicable jurisdiction;

(ii) are subject to any other insolvency or similar insolvency or business reorganization proceedings, whether judicial or private, arising from a situation of insolvency or inability to meet their current payments;

(iii) are in a situation of not being able to regularly comply with their obligations under the terms of Article 2.2 and Article 2.4 of the Insolvency Law, nor do they reasonably foresee that they will not be able to comply regularly and punctually with their enforceable obligations;

(iv) be unable to perform its obligations as a result of the execution of this Agreement and the other Financing Documents to which it is a party; nor

(v) have initiated any proceedings or adopted any corporate resolution that has as its object, or is aimed at, the liquidation and/or dissolution of the Obligors.

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19.17. Contract Compliance

The Obligors are up to date in the performance of their obligations under this Agreement and the rest of the Financing Documents to which they are a party or, in all material respects, and, to the best of their knowledge and belief, up to date with any other contract, covenant or material agreement.

19.18. Fulfilment of Obligations

The Obligated Parties are up to date with the fulfilment of all their material obligations (whether payment obligations or not) legally enforceable of a fiscal, labour, Social Security and environmental nature.

19.19. Shareholder Composition

On the Date of Signature, the corporate organization chart of the Obligated Parties is as detailed in Annex VI.

19.20. Deductions and/or Withholdings

All payments that the Borrower or, as the case may be, the Guarantors are required to make pursuant to the Financing Documents shall be made in accordance with the provisions of the Clause 16 and in the Clause 18.2.

19.21. Licenses & Permits

The Obligors have obtained and maintain in force, with full effect, all licenses, authorizations and permits to carry out their activity and to comply with the provisions of this Agreement.

19.22. Insurance

19.22.1. The Obligated Parties have subscribed, with entities of recognized prestige, the usual insurance policies for the coverage of risks within the sector to which they belong.

19.22.2. The insurance policies are in effect on the date of execution of this Agreement and all premiums due and payable in connection therewith have been paid and nothing has been done, consented to or omitted to render any of the insurance policies unenforceable, suspended or declared void, in whole or in part.

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19.23. Ownership of Assets

Each of the Obligors is the legitimate owner or holds the corresponding right of use over its assets, and there is no encumbrance on all or part of its income or assets, present or future, that could have a Substantial Adverse Effect, except those constituted by virtue of the Permitted Guarantees.

19.24. ATE

The Obligors have their main centre of interests in Spain, except for Wallbox USA Inc whose main centre of interests is in the United States of America.

19.25. Document Copies

The documents provided in the form of an original or a copy, whether or not they form part of the Contract through their respective Annexes, are either the originals signed between the Parties or, if provided in the form of a copy, correspond exactly to the respective original.

19.26. Restricted Party and Penalties

19.26.1. Neither the Borrower, nor the Guarantors, nor to the best of their knowledge, any of their directors, officers, employees or agents:

(i) is a Restricted Party or is involved or has been involved in any operation or conduct that will result in it becoming a Restricted Party;

(ii) is subject to a claim, proceeding, or injunction with respect to any Sanction; or

(iii) is engaged in any transaction with the intent to evade or avoid any Penalties applicable to it.

19.26.2. For these purposes, the following definitions shall apply:

"Sanctioning Authority":

(a) The United Nations Security Council;

(b) The United States of America;

(c) The European Union;

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(d) The United Kingdom;

(e) Member States of the European Union;

(f) Governments and official institutions or agencies of any of the paragraphs (a) to (e) including OFAC, the U.S. Department of State (US Department of State), and the UK Department of Finance (Her Majesty's Treasury).

"Sanctions List" means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated Financial Sanctions List and the Sanctioned Investor List maintained by Her Majesty's Treasury or any similar public list maintained by Her Majesty's Treasury or any similar public list maintained by it or the public announcement of any Sanctions by any Sanctioning Authority, as publicly updated over time.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Restricted Party" means a person who is:

(g) included in, participated in, or controlled by, or controlled by, a person on a Sanctions List, or a person acting on his or her behalf;

(h) domiciled in, incorporated under the laws of, or acting in, or acting on behalf of, a country or territory subject to Sanctions, or a person owned or controlled; or

(i) in any other way subject to Sanctions.

"Sanctions" means any sanctioning regulations in financial, economic or commercial matters, embargoes or restrictive measures adopted or enforced by a Sanctioning Authority.

19.27. Environmental Risk

(i) All information provided, where applicable, to the Financing Entities for the analysis of the environmental risk is accurate and truthful.

(ii) The Obligated comply with all environmental obligations to which they may be subject by reason of their activities in accordance with the applicable environmental regulations.

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(iii) The Obligated Parties are not involved in any administrative or any other procedure for infringement of environmental regulations or for damage caused to the environment.

19.28. Statements in relation to CESCE Coverage

The Borrower complies with the requirements and eligibility criteria for the contracting of the insurance policy for strategic investment loans as provided for in the applicable regulations —which it expressly declares to be aware— of, and in accordance with the provisions of articles 3 and 8 of Law 8/2014, of 22 April, on coverage on behalf of the State of the risks of the internationalization of the Spanish economy and the ICT/ 759/2022 of 14 July 2022.

The Borrower is not aware of any event or circumstance which, to the best of its knowledge and belief, could cause an aggravation of the risk assumed by CESCE including, without limitation, any event or circumstance of those provided for in paragraph 1 of Article 14 (Other obligations to inform the Insurer. Preventive measures) of the General Conditions of CESCE Coverage.

19.29. Statements on EIB Funds

The Borrower acknowledges that the ICF Participation is financed by funds from the European Investment Bank and reiterates all obligations set out in Annex X.

20. Information Obligations

20.1. Delivery of Financial Information

The Obligated Parties undertake to provide the Agent with the following information, with the periodicity and within the deadlines indicated in each case. The documents referred to in this Clause shall be prepared in accordance with Generally Accepted Accounting Principles at any given time (or, as the case may be, accounting principles generally accepted in the jurisdiction concerned).

20.1.1. Annual Information

As soon as they are available, but in any case before 30 June of each calendar year:

(a) the Individual Annual Financial Statements of the Obligors and the Audited Consolidated Annual Financial Statements; and

(b) the Annual Certificate of Compliance with Ratios.

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20.1.2. Intermediate Information

As soon as they become available, but in any event within ninety (90) Calendar Days following the end of each calendar quarter:

(i) the Borrower's Individual Interim Financial Statements; and

(ii) the Consolidated Interim Financial Statements.

20.1.3. Other Financial Information

As soon as possible and no later than fifteen (15) Business Days from your request, the financial information, balance sheets, results statement and any other relevant information relating to any company of the Group and that is reasonably requested by the Agent or by any Financing Entity through the Agent.

20.2. Sustainability Requirement Certificate and independent report from the Sustainable Consultant on the ESG Report

20.2.1. The Borrower agrees to provide the Agent together with the financial information indicated in the Clause 20, a certificate issued by the Borrower in relation to whether or not the Sustainability Requirement has been met in the same Year.

20.2.2. The Obligors undertake to obtain and deliver to the Agent the ESG Report together with the Audited Consolidated Financial Statements.

20.2.3. The Borrower undertakes to provide, together with the ESG Report, an independent report from the Sustainable Consultant on terms satisfactory to the Agent and the Financing Entities, validating the information on the figure of tonnes of CO2 equivalent emissions avoided by chargers connected to MyWallbox contained in the ESG Report on and expressly indicating that it has contrasted such data from the ESG Report and whether it is complied with or not the Sustainability Requirement.

20.3. Relevant Facts or Circumstances

The Borrower (on its behalf and as representative of the Obligors) shall inform the Agent, in writing and in sufficient detail, of the following facts or circumstances, as soon as it becomes aware of them:

(i) Any fact that:

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(a) constitutes or may constitute a Cause of Early Termination of the Contract or a cause of early Termination under any of the other Financing Documents or the U.S. Financing Agreement;

(b) constitutes or may constitute a case of Partial Mandatory Early Repayment or Total Mandatory Early Repayment of the Financing;

(c) may result in a Substantial Adverse Effect;

(d) constitutes a change in the composition and ownership of the share capital of the Obligors;

(e) renders any of the Representations and Warranties untrue and correct;

(ii) any information on the filing of an application or proceeding to bring insolvency or any other similar insolvency proceedings against any of the Obligors and of the existence of any circumstance revealing their present or imminent insolvency under the provisions of the Spanish Insolvency Law or equivalent legislation in another applicable jurisdiction;

(iii) any reasonable information that justifies the realization of the investments that are the subject of this Financing to the satisfaction of the Financial Institutions;

(iv) any relevant information that, as communicated to the Agent, the Obligated considers relevant in relation to the development of their activities, including, but not limited to, any litigation or cases of breach of contract that affect the ordinary activity of the Obligated for an individual amount exceeding ten million euros (€10,000,000); and

(v) any information reasonably requested by the Agent (following the instructions of the Funding Entities) to comply with applicable money laundering regulations or other applicable regulations for the fulfillment of Know Your Customer's obligations.

21. Obligations to comply with Financial Ratios

21.1. Ratio DF/PN

The Obligors undertake that the level of the DF/PN Ratio, during each Fiscal Year of the life of the Financing, is equal to or less than:

(i) 2.00x in 2023;

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(ii) 2.00x in 2024;

(iii) 1.50x in 2025; and

(iv) 1.20x in 2026 and beyond.

21.2. Ratio DFN/PN

The Obligors undertake that the level of the DFN/PN Ratio, during each Fiscal Year of the life of the Financing, is equal to or less than:

(i) 1.40x in 2023;

(ii) 1.40x in 2024;

(iii) 1.05x by 2025; and

(iv) 0.90x in 2026 and beyond.

21.3. Common Provisions to Financial Ratios

21.3.1. All Financial Ratios shall be measured on the basis of the Audited Consolidated Annual Financial Statements and their compliance shall be validated against the Annual Certificate of Compliance with Ratios that the Borrower is required to deliver pursuant to the provisions of Clause 20.1.1(b).

21.3.2. The calculations of the Financial Ratios will be made on each Ratio Calculation Date taking into account the accounting year of the previous year. The first calculation of the Financial Ratios will be carried out with reference to the year ended December 31, 2023.

22. General Obligations of Obligors

Each of the Obligors undertakes, with respect to itself and, where indicated, with respect to the other controlling members of the Group, to comply, throughout the life of the Financing and subject to the exceptions and thresholds that may be determined, the obligations established in the following sections.

22.1. Destination of the Funding

To allocate the Amount of the Financing to the purposes set forth in the Clause 2.2.

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22.2. Adoption of agreements and exercise of political rights

To exercise the political rights held in relation to the rest of the companies of the Group so that they adopt the agreements that are necessary to ensure compliance with the obligations and commitments provided for in this Agreement, in the rest of the Financing Documents and in the United States Financing Agreement.

22.3. Cooperation

Cooperate and collaborate with the Financing Entities to take the necessary or convenient actions for the execution and formalization of this Agreement, to maintain its obligations, valid and effective at all times, and to execute, in accordance with the provisions of this Agreement, any novations of this Agreement that in the future may be necessary or convenient to ensure its full validity and effectiveness, and had been agreed between the Parties.

22.4. Maintenance, Conservation and Insurance

Each of the Obligors undertakes to:

(i) To duly maintain and insure and keep insured the assets and risks inherent to their activity with insurance companies of recognized prestige and solvency with sufficient coverage in accordance with the usual market conditions, for the type of activities they carry out (including civil liability policies) and, in particular, the assets of the Wallbox Barcelona Project.

(ii) To keep up to date with the payment of premiums and to comply with other obligations imposed on them by insurance policies and applicable legislation. In the event of non-compliance with this obligation, the Financing Entities may take out the corresponding insurance and pay the premiums and other amounts due, being immediately obliged to reimburse them, and incurring until they do so the Late Payment Interest provided for in this Agreement.

(iii) Failure to act in such a way as to result in the nullity, unenforceability, suspension or termination of insurance policies.

(iv) The Obligors shall provide the Agent, if required, with a copy of the relevant insurance policies in force with respect to themselves, as well as proof of payment of the premiums thereof.

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22.5. Maintenance of Normal Activity

Not to make any material changes to the nature or scope of its activity.

22.6. Activity

Not to engage, directly or indirectly, in any other activity or business that is not included within its corporate purpose and not to carry out commercial operations under conditions other than those of the market.

22.7. Business Plan

Substantially comply with the provisions of the Business Plan, a copy of which is attached as Annex III.

22.8. Exercise

Do not change the closing date of your Fiscal Year, unless such change is required by applicable regulations.

22.9. Accounting Documents

To keep the accounting books and records duly updated, and to prepare the annual accounts and any other Financing Documents that must be delivered to the Agent or the Financing Entities in accordance with the laws and accounting principles generally accepted in their respective legislations and especially with the principles of uniformity and prudence in valuation.

22.10. Audit

Submit their annual accounts, annually, to the audit of the Auditor of Accounts, when they are legally obliged to do so.

22.11. Compliance with Statutory and Legal Obligations

Duly and punctually comply with the provisions of the bylaws, as well as all its relevant obligations (whether payment or not) tax, labor, environmental, commercial, administrative, civil and Social Security throughout the life of the Financing, as well as in general with any relevant obligation that is applicable to it.

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22.12. Taxation

Comply with (and ensure that the rest of the companies in the Group comply) with all their tax obligations and, in particular, declare and pay in due time and form all taxes that have accrued or will accrue on or by reason of their assets or operations, within the permitted periods and without incurring penalties.

22.13. Compliance with U.S. Financing Documents and Financing Agreement

Duly and promptly perform all of its obligations (whether payment or not) under the Financing Documents to which it is a party and the U.S. Financing Agreement.

22.14. Licenses & Permits

Carry out all the actions and procedures necessary to obtain and maintain in force all the relevant administrative authorizations, external operations regulatory bodies and exchange control necessary for the exercise of its activity and the due compliance with the Financing Documents and the correct execution of the remaining operations of the Obligated Parties and the companies of the Group.

22.15. Intellectual and Industrial Property

To maintain in full force and protect all the intellectual and industrial property rights of the companies of the Group, whether as owner of the same or as licensee, necessary at all times for the ordinary development of their activities.

22.16. Litigation/Proceedings

Not to settle, without the prior written authorization of the majority of the Financing Entities, any lawsuit, arbitration or dispute when the resolution of the dispute entails that the Obligors cease to receive, individually, annually an amount equal to or greater than three million euros (€3,000,000), nor to comply with the claims of the respective counterparties provided that the Borrower and/or any of the Guarantors are the ones obliged to pay the disputed amounts.

22.17. Insolvency and Insolvency

Failure to initiate any application or procedure aimed at declaring the insolvency of creditors or equivalent insolvency of the Obligated (including the communication provided for in article 583 of the Insolvency Law or equivalent in the corresponding jurisdiction), or negotiations aimed at implementing a restructuring plan in accordance with the provisions of article 583.1 of the

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Insolvency Law or equivalent in the corresponding jurisdiction, without having previously informed the Financing Entity.

22.18. Additional Indebtedness

Not to subscribe to any Additional Indebtedness to the Financing granted under this Agreement, with the exception of the Permitted Indebtedness.

22.19. Negative Pledge

Not to grant security interests, liens, encumbrances or encumbrances on the Wallbox Chargers Assets, with the exception of:

(i) Guarantees on Financed Assets; or

(ii) the guarantees granted in favor of the financing entities of the United States Financing Agreement; or

(iii) those that are constituted by operation of law; or

(iv) that the Obligor in question has authorization from all the Financing Entities and the financing entity of the United States Financing Agreement.

Not to grant guarantees or any other personal guarantees in favor of third parties, nor to create or allow to be created, security interests, liens, encumbrances or encumbrances on any of their assets, present or future (other than the Wallbox Charger Assets), with the exception of:

(i) the Permitted Warranties; or

(ii) those that are constituted by operation of law; or

(iii) that the Obligor in question has authorization from all the Financing Entities and the financing entity of the United States Financing Agreement.

22.20. Guarantees

Grant Warrants on the Wallbox Barcelona Assets representing seventy percent (70%) of the aggregate amount of the financing granted under the U.S. Financing Agreement and the Amount of the Financing on terms satisfactory to the Agent within a maximum period of twelve (12) Months and maintain the validity and effectiveness of all Guarantees granted pursuant to the Clause 26.

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22.21. Rank

Maintain the payment obligations of the Obligors under the Financing Documents and the rights derived therefrom for the Financing Entities with a rank and priority equal to or higher than those that derive or may be derived for other creditors by reason of contracts that the Borrower has entered into or will enter into in the future, except:

(i) written authorization from all Financing Entities to be forwarded to creditors through the Agent;

(ii) those operations that by legal imperative have a preferential nature; and

(iii) with respect to Permitted Warranties.

22.22. Disposition of Assets, Subsidiaries or Businesses

The Obligors may not segregate, spin off, sell, assign, lease, or dispose of in any way the interests or shares owned by them over their subsidiaries and, in general, may not segregate, spin off, sell, assign, lease, alienate or dispose of their subsidiaries and businesses, or any of their property, establishments or patrimonial assets of any kind (with the exception of their current assets). including its industrial property rights or collection rights, present or future, including as forms of disposition financial leasing operations (leasing, sale and leaseback, etc.) except for transfers or dispositions by any means in any of the following cases (provided that it is under market conditions and excluding in any case the goods whose acquisition is financed with this Agreement or the Financing Agreement Syndicated):

(i) that the transaction is carried out between Obligors or companies of the Group;

(ii) the consideration is received in cash and cash equivalents;

(iii) movable goods for manufacturing, machinery, machinery and plant and accessories;

(iv) any property (other than shares or business) in the ordinary course of its business;

(v) under a lease, sublease or licence of ownership in the ordinary course of business any property (other than stock or business) in the ordinary course of business;

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(vi) are obsolete, redundant or excess assets;

(vii) expressly permitted under this Financing Agreement; or

(viii) with the prior written consent of the Funding Entity.

In any case, the net book value of its total non-current assets may not be reduced by provisions by more than thirty percent (30%) of the amount reflected by such item in the Audited Consolidated Annual Financial Statements corresponding to the Fiscal Year 2023.

22.23. Treasury Management

Allow the movement of the necessary cash flows between the Obligors themselves to enable the fulfillment of the payment obligations arising from this Agreement.

22.24. Funding Accounts

To comply with the obligations relating to the Main Account and to carry out treasury management that facilitates cash flows necessary to meet the payments under this Agreement in a timely manner.

22.25. Off-Market Operations

Not to carry out commercial transactions (either with third parties, with their partners or with persons or entities within their Group or linked to them) under conditions other than those usual in the market and sector of their activity.

22.26. Corporate Transactions

The Obligors agree to the following:

(i) not to adopt any resolution aimed at merger, spin-off, dissolution or liquidation (except in the cases required by law and transactions between Obligors or companies of the same Group), unless expressly authorized by the majority of Financing Entities;

(ii) not to adopt any modification of the articles of association relating to the corporate purpose and/or the domicile. In particular, the Borrower undertakes to maintain its registered office and effective place of management in Spain throughout the life of the Financing; and

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(iii) not to agree to reduce its share capital or agree to reduce its reserves (unless (a) such reduction occurs without the return of contributions, (b) to compensate for losses with an immediately subsequent increase of an amount equal to or greater than the reduced amount, or (c) in those cases in which there is a legal obligation to do so).

22.27. Deductions and/or Withholdings

Each of the Obligors undertakes to make all payments to which they are obliged to make in accordance with the Financing Documents of which they are part, for the full amount, without any compensation, deduction or withholding on account of any tax, except in accordance with the provisions of Clause 16 and in the Clause 18.2.

22.28. Restricted Party Transactions

Refrain from doing any of the following:

(i) use, lend, contribute to, or otherwise make available all or any portion of the funds raised in each of the Financing Amount Provisions to finance any operation, business, or any other activity that is conducted for the benefit of any Restricted Party; or

(ii) engage in any transaction for the purpose of avoiding or evading or failing to comply with or attempting to violate any Penalty applicable to you; or

(iii) finance all or part of any payment in connection with a Funding Document with funds derived from any business or transaction entered into with a Restricted Party, or from any action resulting in a breach of a Penalty.

22.29. Obligations in relation to CESCE Coverage

22.29.1. The Borrower, in its capacity as policyholder, and each of the Financing Entities, as insured and beneficiaries, must formalize with CESCE an insurance policy for strategic investment loans under the provisions of Law 8/2014, of April 22, 2014, and Royal Decree 1006/2014, of December 5, 2014, which develops it (the "CESCE Policy"). which will be subject to the provisions of the CESCE Offer and, among others, to the following conditions (the "CESCE Coverage"):

(i) Term: until the Final Due Date.

(ii) Coverage: in any case, the CESCE Coverage must be subscribed with a minimum coverage of eighty percent (80%) of the Financing Amount.

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(iii) Sum Insured: represents the limit of the indemnity to be paid by the Insurer and will be determined by the amount resulting from applying the above percentage of coverage to the amount drawn under the Financing at any given time.

22.29.2. The Borrower shall provide the Financing Entities with the necessary collaboration so that the CESCE Coverage remains in force and effectiveness under the terms provided for in the applicable regulations, undertaking, to this end, to provide all the documentation and information necessary for this purpose and/or to carry out any action that, in accordance with the legislation applicable to the Borrower, may be required in the future by CESCE or any other competent authority or administrative body to preserve the good purpose of this Contract and/or the validity and enforceability of the CESCE Coverage.

22.29.3. The Borrower must pay CESCE (on behalf of the Financing Entities) on the date of signing the CESCE Coverage, the premium determined by CESCE, based on the result of the study carried out by CESCE for this purpose (the "CESCE Premium").

22.29.4. The Borrower acknowledges that neither the Financing Entities nor the Agent are responsible for the calculation or determination of the CESCE Premium and shall not bring any claim against the Financing Entities or the Agent in connection with the calculation or payment of the CESCE Premium.

22.29.5. The Borrower must comply, at all times during the term of this Agreement, with the provisions of the specific conditions of the CESCE Coverage, as well as with the terms and conditions established in the General Conditions of the CESCE Coverage (available through the CESCE website).

22.29.6. The Parties agree that the provisions of this Clause have been an essential condition for the granting by the Financing Entities.

22.30. Obligations in relation to EIB funds

The Borrower acknowledges that the ICF Participation is financed with funds from the European Investment Bank and undertakes to comply with all obligations set out in Annex X.

22.31. Obligations relating to Money Laundering

Deliver to the Financing Entities, so that they can comply with money laundering regulations, or the requirements and standards on know-your-customer that may be applicable to each of them, through the Agent, any additional documentation

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or information that is reasonably required by any of such entities through the Agent, and in particular in the following cases:

(i) any changes in the applicable law (or the interpretation thereof), subsequent to the date of this Agreement, affecting the obligations of the parties in relation to money laundering or the customer information and documentation requirements applicable to each Funding Entity; and

(ii) any change in the status of the Obligors or in their articles of association or in the identity of their partners, which occurs after the date of this Agreement.

23. Obligations of the Agent in relation to COFIDES and CESCE

23.1. Reporting Obligations

The Agent is obliged to notify COFIDES and CESCE of the entry into force of the Contract within ten (10) Business Days following the one in which it is formalized.

23.2. Return of CESCE Fees

23.2.1. In the event that the full amount of the Financing is not available, the Agent must notify CESCE within twenty (20) Calendar Days after the end of the corresponding drawdown period for the purpose of updating the Sum Insured and requesting the corresponding refund. The reduction in the Sum Insured must be included in the corresponding supplement to the CESCE Coverage.

23.2.2. After the end of the corresponding drawdown period, and provided that there has not been a loss or an aggravation of the risk under the corresponding CESCE Coverage, the Agent must request the refund of the CESCE Premium within the period mentioned above and return the amount received from CESCE for this concept to the Borrower.

23.2.3. The Borrower declares to be aware that, in accordance with the provisions of the CESCE Coverage, CESCE will retain, in any case, ten percent (10%) of the CESCE Premium as expenses.

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24. Early Maturity of Financing

24.1. Causes of Early Expiration

The Causes of Early Termination of this Agreement are those listed in the Clauses 24.2 to 24.25 (both included).

24.2. Failure to Pay

Failure of the Borrower and/or the Guarantors to pay the Principal, Interest, Commissions and expenses of any kind that correspond to them under the Financing Documents.

24.3. Failure to comply with the purpose

The non-application of the Financing Amount to the purposes established in the Clause 2.2.

24.4. Failure to comply with Ratios

Failure to comply with any of the Financial Ratios set forth in this Agreement.

24.5. Breach of Duty

Failure to comply with any of the obligations assumed by the Obligors under the Financing Documents, other than those included in the preceding paragraphs, in particular, but without limitation, the obligations provided for in the Clause 22.

24.6. Guarantees on Financed Assets

Failure to comply with the obligation to create Security Interests in the Wallbox Barcelona Assets representing seventy percent (70%) of the aggregate amount of the financing granted under the Wallbox Barcelona Financing Agreement and the Amount of the Financing within a maximum period of twelve (12) months).

24.7. Substantial Adverse Effect

The occurrence of a Substantial Adverse Effect.

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24.8. Falsehood in Manifestations

Any misrepresentation, omission, inaccuracy or material inaccuracy in the representations and warranties made by the Obligors in this Agreement or in the rest of the Financing Documents.

24.9. CESCE: cessation of coverage, falsifying the documentation provided, failure to meet eligibility requirements

24.9.1. Cessation of CESCE Coverage

(i) If, for any reason, the CESCE Coverage ceases to cover the Financing Entities, as a result of acts attributable, directly or indirectly, to the Obligors.

(ii) If it is or becomes illegal for CESCE to comply with any payment obligation under the CESCE Coverage or for the Financing Entities to benefit from the CESCE Coverage.

(iii) If any payment obligation of CESCE under the CESCE Coverage is not or ceases to be legal, valid, binding or enforceable or the CESCE Coverage is not or ceases to be in force and effect.

(iv) If CESCE terminates, suspends, discontinues, cancels, terminates, terminates, reduces or expires all or part of the CESCE Coverage.

24.9.2. Falsifying the documentation for CESCE Coverage

If the Borrower has made any misrepresentation in the data or information provided to access the CESCE Coverage.

24.9.3. Failure to meet eligibility requirements under CESCE Coverage

In the event that the Borrower no longer meets the eligibility criteria to be eligible for the coverage provided by the CESCE Coverage under the applicable regulations. For clarification, the Borrower will cease to be eligible, among other circumstances, where any statement made by the Borrower under —or in connection with— the CESCE Coverage (including, in particular, the Borrower's affidavit and statement) is or becomes false or inaccurate.

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24.10. Change of Control

If a Change of Control occurs without the prior written consent of the Financing Entities (and without prejudice to the fact that this event also constitutes a case of Total Mandatory Early Amortization).

24.11. Business Management

If any of the following occur:

(i) that any of the Obligors managed its business or assets in a manner that failed to comply with any of the provisions of any authorization relevant to the exercise of its activity; or

(ii) if there is the cessation of the business activity of any of the Obligated Parties or the substantial modification thereof.

24.12. Revocation of Licenses

If any authorization or license necessary to allow any of the Obligors to carry out its activity on the terms in which it has been carried out to date expires without being renewed or is revoked, and all this would result in a Substantial Adverse Effect.

24.13. Closure or Cessation of Business or Expropriation

If the Obligors cease their business or exploitation, substantially change their corporate purpose or if expropriation occurs, or dispose of their business or exploitation to third parties without the express authorization of the Financing Entities, except for those transfers that are carried out within the Group.

24.14. Illegality

If any of the material obligations arising from this Agreement for the Obligors are or become illegal, invalid or unenforceable.

24.15. Additional Indebtedness

If any of the Obligors incurs any type of indebtedness other than the Permitted Indebtedness.

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24.16. Insolvency of the Borrower and/or Guarantors

If, in relation to any Obligor:

(i) its application to be declared insolvent was admitted (or was submitted by a third party, admitted for processing and accepted) or any transfer of all or a substantial part of its assets in favor of its creditors in payment of its debts;

(ii) was subject to a voluntary process or imposed by law, of dissolution with or without liquidation or shareholder restructuring;

(iii) is affected by a permanent or permanent business closure, or by a cessation or suspension of business activity in the context of insolvency proceedings;

(iv) seizure or receivership is agreed;

(v) are in a situation of de facto insolvency and have so stated in writing; or

(vi) negotiations are initiated or the approval of a restructuring plan is requested in accordance with the provisions of article 583.1 of the Insolvency Law or equivalent in the corresponding jurisdiction, unless the negotiations are being carried out with the Financing Entities.

24.17. Contingent Liabilities

The appearance of any contingent liability of any of the Obligated Entities that does not appear in their financial statements or in the supplementary information provided to the Financing Entities, when their amount significantly affects the position of the Financing Entities.

24.18. Invalidity/Unenforceability

If any obligation of this Agreement considered essential by the Financing Entities turns out to be invalid or unenforceable or any of the Guarantees granted or to be granted in support of the Secured Obligations:

(i) is not formed in accordance with the terms and conditions set forth in this Agreement;

(ii) proves to be invalid or unenforceable;

(iii) turns out to have a preferential rank lower than the range determined in the Clause 26 for Warranties;

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(iv) is modified without the prior consent of all the Financing Entities;

(v) lost his preference; or

(vi) is harmed or endangered for reasons attributable to any of the Obligors.

24.19. Cross-Compliance

If any of the Obligors fails to comply:

(i) any obligations you have under the U.S. Financing Agreement;

(ii) any payment obligations due and payable under other financial contracts with any financial institution;

(iii) another contract or payment obligation due and payable, derived from commercial relationships by which in any way it could be bound by an individual or aggregate annual amount of at least two million euros (€2,000,000); and

(iv) any other material obligation provided for in the rest of the Financing Documents.

24.20. Corporate Modifications

If any of the Obligated Parties agrees to any modification of the bylaws relating to the corporate purpose and the registered office outside the current national territory, without the prior consent of the Majority of Financing Entities.

If any of the Obligors, other than Wallbox N.V., agrees to any amendment to the bylaws relating to the characteristics and rights inherent to their shares or participations, without the prior consent of the Majority of Financing Entities.

24.21. Restricted Party Transactions

If any of the Obligors carries out transactions with Restricted Parties, in breach of the obligations set forth in the Clause 22.28.

24.22. Audit

24.22.1. If the opinions expressed by the Auditor in the audit reports of the Obligated Parties (when they are obliged to audit) were at any time classified as an "unfavorable opinion" or "rejected opinion" in accordance with the accounting

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principles generally accepted in Spain and the applicable technical auditing standards.

24.22.2. If the Auditor does not validate the Annual Certificate of Compliance with Ratios.

24.23. Litigation & Garnishments

If any of the Obligors:

(i) is obliged, by virtue of a final court decision or arbitration award, to pay third parties sums that together in a year exceed three million euros (€3,000,000) and that are not covered in whole or in part by insurance policies, so that the part to be paid not covered exceeds that limit;

(ii) suffered attachments, enforcement of any security interests, confiscations or expropriations of assets for a total sum equivalent to or greater annually than three million euros (€3,000,000).

24.24. Tax Claims

If, during the term of this Agreement, claims of a tax nature are filed against the Borrower or against the other Obligated Parties that, together, exceed five hundred thousand euros (€500,000) per Year, once the corresponding administrative act of tax settlement of debt and/or penalties has become final (in court) and entails the need to make an effective payment or disbursement for its payment and compliance.

24.25. Legal Expiration

The insolvency of any other cause that, in accordance with the Law, determines the resolution or early expiration of any of the Financing Documents.

24.26. Remedying the Causes of Early Expiration

24.26.1. Failure to Pay

There will be no period of correction in the case provided for in the Clause 24.2 unless such non-payment is due exclusively to duly justified technical reasons and is corrected within a period of three (3) Business Days from the date on which it should have been made.

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24.26.2. Other Causes of Early Expiration

(i) The Borrower shall have a period of ten (10) Business Days from the first of the following dates, to correct the circumstance that gives rise to any of the Causes of Maturity other than those referred to in the Clause 24.26.1:

(a) the date on which the Obligors knew or reasonably should have known of the Cause of Early Termination; or

(b) the date on which the Financing Entities, through the Agent, notified the Obligors of the existence of such Early Maturity Cause, in order to correct said Early Maturity Cause, which was not remedied within the indicated period.

(ii) However, this correction period will not apply when the Early Expiration Cause in question is not remediable and the Causes of Expiration referred to in the Clause will not apply to the Causes of Expiration 24.2and in the Clause 24.4.

24.27. Early Maturity Statement

24.27.1. The Financing Entities may declare the early maturity of the Financing in the event of any Cause of Early Maturity and provided that it has not been remedied under the terms of this Agreement.

24.27.2. The declaration of early maturity of the Financing and the consequent obligation of the Obligors to pay the entire corresponding Outstanding Debt, will require the prior favorable agreement of the Majority of the Financing Entities, must be adopted within fifteen (15) Business Days from the communication by the Agent of the existence of a Cause for Early Maturity and the decision thus adopted will be binding for each and every one of the Funding Entities.

24.27.3. When the declaration of early maturity of this Agreement is requested by the Financing Entities in accordance with the provisions of the preceding paragraph, the Obligors will be compelled, within a period of five (5) Business Days from the notification sent by the Agent to such effect, to pay the entire Outstanding Debt. For the settlement of the Outstanding Debt, the last Applicable Interest Rate in force will be applied, which will be understood to have been accepted by the Obligors for the sole and exclusive purpose of carrying out the same. If the payment date does not coincide with an Interest Settlement Date, the settlement will include the applicable Breakdown Costs.

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24.27.4. If the period indicated in the previous section has elapsed without the Obligated Parties having complied, the Financing Entities, through the Agent, may initiate the corresponding legal claim.

24.27.5. Failure to reach the favorable agreement of the Majority of Financing Entities referred to in the Clause 24.27.1 within a maximum period of fifteen (15) Business Days from the communication by the Agent of the existence of a Cause for Early Maturity, the Financing Entities may individually initiate the procedure described in the Clauses 24.27.2 and 24.27.3 with respect to their Participation in Funding.

24.27.6. The Financing Entities irrevocably accept that the enforcement of the Security Interests may only be carried out if so agreed by the Majority of the Financing Entities and, necessarily, through the Agent.

25. Main Account

25.1.1. The Borrower has opened a current account in its name with the Agent (account number [***]), to which the amounts due for Principal, Interest, Commissions, expenses or any other concept provided for in this Agreement will be debited, as well as the amounts destined for the Mandatory Early Repayments.

25.1.2. The amounts drawn under the Financing will be credited to the Main Account.

25.1.3. The Borrower and/or, as the case may be, the Guarantors shall pay the amounts described in the Clause 15.3.1. The balance for this item paid will be unavailable except in accordance with the provisions of the aforementioned Clause 15.3.3.

25.1.4. The Agent agrees to make payments to be made to the Financing Entities against the balance in the Main Account subject to and in accordance with the provisions of this Agreement, subject to and in accordance with the provisions of this Agreement, overcoming any legal impediment, including self-contracting.

25.1.5. The balance of the Principal Account shall be pledged for the life of the Financing, as security for the Secured Obligations, as set forth in Clause 26.3.126.3.1(i). In the event of a change of Agent in accordance with the provisions of Clause 27.7, a new Master Account will be opened with the new Agent, the balance of which will also be pledged throughout the life of the Financing, as security for the Secured Obligations.

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26. Guarantees

26.1. Borrower's Liability and Warranty

26.1.1. The Borrower is responsible for the fulfilment of the obligations arising from this Agreement for the Borrower, under the terms of Article 1911 of the Civil Code.

26.1.2. Without prejudice to the provisions of the preceding section, the Financing Entities and the Borrower have agreed as an essential and determining element of their consent to the granting of the Financing and the rest of the Financing Documents, the constitution of the Guarantees contained in the following sections.

26.1.3. The Guarantees created in accordance with the provisions of this Agreement are constituted as overlapping, joint and several and indistinct, in such a way that the Financing Entities may, at their option, exercise any of them, in the order they deem appropriate, alternatively, jointly or successively, without the initiation of the procedure for the enforcement of a guarantee limiting or conditioning the initiation of proceedings for the enforcement of other guarantees.

26.2. Personal Guarantee of the Guarantors

26.2.1. Without prejudice to the Borrower's personal and unlimited liability under the Clause 26.1, the Guarantors unconditionally and irrevocably guarantee in favor of the Financing Entities, jointly and severally with the Borrower and among themselves, the Secured Obligations.

26.2.2. The Guarantors expressly acknowledge that this Guarantee is configured as a guarantee on first demand and not as a guarantee of those provided for in Articles 1822 et seq. of the Civil Code or a guarantee of those provided for in Articles 439 and concordant of the Commercial Code, so this Guarantee is structured as a guarantee on first demand. abstract, autonomous and independent and not as a surety and, consequently, the rights (benefit of order, exemption and division) granted to the surety by virtue of Articles 1830 et seq. of the Civil Code are not applicable.

26.2.3. In the event of insolvency proceedings by the Borrower, the Guarantors are jointly and severally liable to the Financing Entities of the Secured Obligations, regardless of the outcome of a possible approval of an arrangement within the insolvency proceedings or regardless of the vote of each of the Financing Entities in said arrangement or proposed arrangement, without any waiver or delay included in such arrangement being invoked by the Guarantors against the Guarantors to the Financing Entities.

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26.2.4. Likewise, in the event of the Borrower's insolvency:

(i) the suspension of the accrual of interest that may occur with respect to the Secured Obligations will not benefit the Guarantors;

(ii) the suspension of any enforcement proceedings against the insolvent Borrower shall not prejudice the right of the Financing Entities to demand from the Guarantors, at any time, the payment of the Secured Obligations; and

(iii) if the Financing Entities are required to reimburse any sum of the Borrower as a result of any repayment or termination actions, the Guarantors shall be obliged to pay the Financing Entities concerned the amounts reimbursed together with all those owed to them by the Borrower.

26.2.5. The obligations of the Guarantors under this Warranty are absolute, unconditional, abstract, autonomous and independent with respect to any other obligations or liabilities of the Borrower under the Agreement and therefore:

(i) shall not be affected by the validity, effectiveness or enforceability of the obligations assumed by the Borrower under the Agreement or by any other event, occurrence or circumstance which might otherwise constitute a legal defense for a guarantor or guarantor, including in the event of an insolvency proceeding affecting the Borrower; and

(ii) the Guarantors expressly and irrevocably undertake to comply with their payment obligations arising from this Guarantee when required to do so by the Financing Entities, waiving any right of opposition and exception, defense, power or compensation derived from the Contract or the refusal to pay by the Borrower. Likewise, the Guarantors expressly waive the opposition of any kind of right, faculty, exception or compensation against the Financing Entities, except for the exceptio doli or the abusive exercise of the right by the Financing Entities.

26.2.6. The Guarantee shall remain in full force until the Secured Obligations are fully cancelled.

26.2.7. The Guarantors undertake to pay all amounts due by the Borrower under this Agreement, within the same time limits as the Borrower, even in the event that, having been paid by the Borrower, the Financing Entities have to repay any sums received from the Borrower, as a result of the reinstatement decreed in an insolvency situation of the latter or for any other reason. This obligation will extend to those amounts that, paid by any of the Guarantors, the Financing Entities

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had to reimburse as a result of the reinstatement or termination decreed within the framework of the insolvency proceedings of the Guarantor in question.

26.2.8. Each of the Guarantors making a payment in compliance with this guarantee expressly agrees that any amounts owed to it by the Borrower or any of the other Guarantors as a result of subrogation, repetition, repayment or return shall be subordinated to the full payment of the Secured Obligations, such that the Borrower and the remaining Guarantors may not pay any amount to the paying Guarantor (including by way of set-off), nor may the paying Guarantor be subrogated to the real or personal guarantees granted in favor of the Financing Entities as security for the amounts that the Borrower may owe to the Financing Entities under this Agreement, if the Secured Obligations have not previously been fully satisfied. If the Borrower or any of the other Guarantors, contrary to the provisions of this paragraph, pay any amount to the paying Guarantor, the Paying Guarantor shall pay the Agent such amount upon first demand.

26.2.9. In accordance with Article 1213 of the Civil Code, if the Guarantors make a partial payment to the Financing Entities, the Financing Entities may exercise their right for the remainder, in preference to the Guarantor who has been subrogated in the place of the Financing Entities, by virtue of the partial payment, even if the Borrower is in a state of insolvency.

26.2.10. The Guarantors hereby agree that the Guarantee granted herein shall also extend to any extension that the Financing Entities may grant to the Borrower with respect to the maturity of all or any of the Secured Obligations. Likewise, the Guarantors hereby consent, for all purposes, to any modifications to the conditions of the Financing that may be agreed by the Borrower and the Financing Entities, maintaining the Guarantee in all its force and effects despite them. All of the above, without prejudice to the Guarantors granting the corresponding document of ratification of their Personal Guarantee, in the event that they are required to do so by the Financing Entities (through the Agent).

26.2.11. For the purposes of the provisions of Article 572 of the Code of Civil Procedure, the Guarantors designate as their domicile for the purposes of notifications, in relation to the Secured Obligations of this Agreement, those listed in the Annex VII, and expressly accept the jurisdiction to which the Parties submit and which is set forth in Clause 40.

26.2.12. Likewise, for the purposes of Article 572 of the Code of Civil Procedure, it is expressly agreed that the determination of the debt payable to the Guarantors will be carried out in the same manner provided for in the Clause 9, unless there is an error in the calculation, and the resulting balance must be notified to the Guarantors in accordance with the provisions of the aforementioned legal precept.

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26.2.13. All payments due by the Guarantors must be made in full, without any set-off, net and free of any tax, deduction or withholding of or on account of any type of tax that may be levied on such payments at present or in the future.

26.3. Security Interests

26.3.1. Pledge Rights in rem over Receivables

(i) As a guarantee of the full and timely performance of the Secured Obligations, and without prejudice to any other guarantees that the Financing Entities hold or may hold in the future, on the Signing Date and in a separate document, the Borrower will grant a first-rank pledge right over the credit rights derived from the Main Account.

(ii) In addition, as a guarantee of the complete and punctual fulfillment of the Guaranteed Obligations, and without prejudice to any other guarantees that the Financing Entities hold or may hold in the future, on the Signing Date and in a separate document, the Borrower will grant a first-rank real right of pledge over the credit rights derived in its favor from the Insurance Policies in force today that insure the Wallbox Barcelona and Barcelona Assets. the insurer that designates the Funding Entities and the financing entity of the United States Financing Agreement as the beneficiary will be notified.

26.3.2. Non-Possessory Mortgage and/or Pledge on the Wallbox Barcelona Assets

(i) The Obligors undertake to constitute concurrent chattel and/or real estate mortgage(s) or non-possessory pledge(s) on the Wallbox Barcelona Assets that are acquired with the funds obtained from this Financing and until the value of the Wallbox Barcelona Assets that are encumbered represents seventy percent (70%) of the sum of the Amount of the Financing and the financing granted under the Financing Agreement (the "Financed Asset Guarantees").

(ii) The Guarantees on the Financed Assets will secure the Secured Obligations and will be concurrent with the Guarantees granted to secure obligations of the Obligors under the U.S. Financing Agreement.

(iii) The Obligors undertake to inform the agent every two (2) months in writing of the details of the Wallbox Barcelona Assets that are acquired up to that date, including a description of the same.

(iv) The Obligors are obliged to grant the corresponding guarantee documents on the Wallbox Barcelona Assets every two (2) Months or within a period

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of fifteen (15) Business Days from the notification of the requirement of incorporation sent by the Agent, on behalf of the Majority of the Financing Entities.

(v) The Obligated Parties must grant the Guarantees on the Financed Assets on terms satisfactory to the Agent and the Financing Entities and that are necessary to ensure their validity, effectiveness and registration in the Land Registry or in the competent Registry of Movable Property, as appropriate, also obtaining any authorization and carrying out any procedure with any third party (including any competent administration) that are necessary or convenient to the valid constitution of the Guarantees on the Financed Assets in question.

(vi) For the purposes of determining the amount of the maximum liability guaranteed by the Guarantees on the Financed Assets, the Outstanding Debt under the Financing Agreement on the date on which the corresponding Guarantees on the Financed Assets is constituted will be taken as the basis for calculation and the resulting amount will be multiplied by 130%. in the event that the guarantee required by the Financing Entities does not entail the payment of tax (Transfer Tax and Stamp Duty or similar taxes). In the event that the required collateral requires the payment of taxes, the maximum secured liability shall be the lesser of (a) 130% of the outstanding Debt as indicated above, and (b) 130% of the actual fair value of the assets subject to the collateral at the time the collateral was created.

(vii) The expenses and taxes for the constitution of this type of guarantees and duly justified, accrued by the constitution of the Guarantees on the Financed Assets will be borne by the Borrower. In particular, but without limitation, the Borrower shall pay to the Agent and the Financing Entities the amount that they must pay as a taxable person by way of transfer tax and stamp duty that, if applicable, accrues in connection with the granting of the Guarantees on the Financed Assets.

(viii) On this same date, the Obligated Parties grant an irrevocable power of attorney deed and mandate in favor of the Agent, in the broadest terms and overcoming any legal impediment, including self-contracting, so that, in the event that they are required to do so and have not granted the appropriate documents or carried out the corresponding procedures within fifteen (15) Business Days following the Agent's request, the latter may, in the name and on behalf of the Obligors, execute as many public and private documents as may be necessary or convenient to constitute any Guarantees over the Financed Assets, including, but not limited to, chattel mortgages, real estate mortgages and non-possessory pledges, and to carry out all acts,

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procedures, communications, notifications and requirements that it deems appropriate in order to fulfill the aforementioned purpose, and all this under the terms and conditions that the Agent, on behalf of the Financing Entities, deems appropriate, including, but not limited to, the determination of the maximum guaranteed liability as provided above.

(ix) Chattel mortgages and non-possessory pledges granted under this Agreement shall conform as far as possible to the models attached as Annex IX.

26.3.3. Execution by the Agent

(i) Except as provided in the (ii) the Agent, in the name and on behalf of the Financing Entities and shall be the only one authorized to enforce the Security Interests provided for in this Clause 26.3 in accordance with the provisions of the Agreement between Creditors. Those Financing Entities that are unable to authorize the Agent undertake to appear with the Agent in all the actions necessary to carry out the enforcement of the Collateral.

(ii) Notwithstanding the foregoing, in the event of separate execution by the Financing Entities as a result of the provisions of the Clause 24.27.5, said Financing Entities may proceed to the execution of the Personal Guarantee separately, without the representation of the Agent.

26.4. Subordination and Non-Claim

Guarantors who make a payment or who, by granting a Guarantee, has been enforced, may not claim from the Borrower, or accept payments from the Borrower or any other Guarantors (including by way of set-off), as a result of the execution of the Guarantees.

27. The Agent

27.1. Appointment

The Financing Entities appoint EBN Banco de Negocios, S.A. to act as their agent in relation to each of the Financing Documents (including in relation to the CESCE Coverage, for administrative purposes). The Agent accepts such designation.

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27.2. Mandate

27.2.1. Without prejudice to the independent nature of the obligations of the Financing Entities arising from this Financing, it is stipulated that, as far as the development and operation of this Agreement is concerned, the Agent acts, in addition to itself, as a special agent on an irrevocable basis of the community of Financing Entities for the functions that, as such, are attributed to you in this Agreement; Consequently, it must be understood that payments of any nature derived from this Agreement or from the CESCE Coverage made by the Obligors to the Agent will have full discharging effects, as if they had been received in proportion to their Participation by the other Financing Entities.

27.2.2. Unless otherwise stated, any notice made or received by the Agent shall have the same effect as if it had been made or received by all the Funding Entities.

27.2.3. The powers of representation granted by the Financing Entities to the Agent shall be understood to be limited to those actions and measures that, specifically provided for in this Agreement, are necessary for the execution and effectiveness of the same.

27.2.4. The Agent shall always act in accordance with the instructions of the Majority of Funding Entities (or unanimity when so provided).

27.3. Payments

27.3.1. All payments made by the Obligors under this Agreement or the CESCE Coverage for Principal, Interest, Commissions, expenses or any other concept shall be distributed by the Agent among the Financing Entities in such a way that at all times they are all paid in identical proportions to their Participation in the Financing and in accordance with the provisions of the Agreement between Creditors.

27.3.2. The value date of the payments will be the date of receipt by the Agent, who will make their payment immediately and without delay to the Financing Entities.

27.3.3. If any Financing Entity receives, for any reason, including as a result of the compensation agreed in the Clause 17 amounts from the Obligors as payment of obligations arising from this Agreement or from the CESCE Coverage, or receives from the Agent, by reason of the Financing, amounts greater than those proportionally corresponding to it or amounts that, by mistake, the Agent transfers to it even though it is not entitled to receive them, it will be obliged to deliver such funds to the Agent so that the latter may distribute them with the same valuation date of their receipt between the other Financing Entities in accordance with their

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Participation in the Amount of the Financing, except in the event that the receipt of these amounts is due to the exercise of the right of partial termination of the Contract by a Financing Entity.

27.3.4. The Financing Entities may apply to the payment of any liquid, due and payable amount by the Obligors by reason of the Financing any existing balance in their favor. Those amounts obtained through the compensation mentioned above will be delivered to the Agent by the Financing Entity that obtained them so that the Agent can proceed to the proportional distribution mentioned in the Clause 27.3.3 previous.

27.3.5. The possible rights of the Financing Entities to obtain payments from the Obligors based on causes and obligations other than those contained in this Agreement or the CESCE Coverage shall not be affected by the provisions hereof.

27.3.6. Without prejudice to the exception set out in Clause 27.3.7 next, the regime provided for in this Clause shall also be applicable in the event that any of the Financing Entities has received a higher amount than the rest of the Financing Entities by application of Article 280.7 of the Insolvency Law, except in the event that said entity, before filing for the Borrower's insolvency and/or, as the case may be, the Guarantors, would have offered the rest of the Financing Entities the possibility of carrying out a joint application for insolvency through the Agent and such joint request would not have been agreed by the Majority of the Financing Entities within a maximum period of five (5) Business Days. To this end, the Financing Entities hereby authorize the Agent, subject to the agreement of the aforementioned Majority of Financing Entities for this purpose, to request the declaration of insolvency of the Borrower and/or, as the case may be, the Guarantors in the name and on behalf of those Financing Entities that have voted in favor of the Borrower's application for insolvency and/or, where applicable, the corresponding Guarantors.

27.3.7. Likewise, the Financing Entities expressly agree that the proportionality regime provided for in this Agreement shall not apply to any amounts that due to Principal and/or Interest cease to be received, as the case may be, by any Financing Entities that, in the event of insolvency proceedings by the Borrower and/or, as the case may be, the Guarantors and in application of Article 281.1.5 in relation to Article 283 of the Insolvency Law, should be considered subordinated creditors, as well as in the case of a separate early maturity declaration by one or more Financing Entities in accordance with the provisions of Clause 24.27.5, or in the cases described in the Clause 13 and the Clause 29.

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27.4. Disclaimer

27.4.1. In no case shall the Agent act as fiduciary of the other Financing Entities, of the Obligors or of any other person, and its duties and obligations shall be limited to those expressly determined in this Agreement.

27.4.2. In accordance with these principles, and by way of example:

(i) the Agent shall not be liable to the other Financing Entities by reason of the conclusion, validity and enforceability of this Agreement, the other Financing and/or CESCE Coverage Documents, the veracity or certainty of the statements contained therein or in the communications received, or the feasibility of collecting the amounts delivered by the Financing Entities under the Financing and/or CESCE by virtue of CESCE Coverage;

(ii) the Agent's duty to provide information shall be understood to be limited to those communications that are necessary for the normal performance and development of the Contract, of the CESCE Coverage or for its enforceability in the event of non-compliance;

(iii) the Agent shall not have the obligation to verify the veracity or compliance of the commitments assumed by the Obligors and is not obliged to investigate the existence of possible Causes of Early Maturity or the decrease in solvency of the Obligors;

(iv) provided that the Agent is required to examine any documentation or evidence provided to it by the Obligors or any third party for the purposes of the provisions of this Agreement, the Agent shall not be obliged to verify the truthfulness and accuracy of the facts contained in such documentation or evidence, but shall merely verify that such documentation or evidence has the outward appearance of being true or an authentic copy of its original, and that the information contained therein appears to be coherent, and that reliance may be placed for this purpose on the declarations made by the Obligated Parties or such third parties with respect to the aforementioned documents;

(v) the Agent, by virtue of its status as an intermediary, shall have the obligation to communicate to the Obligors all the queries that the Financing Entities wish to make to them; and

(vi) the Agent must follow the instructions received from CESCE, in accordance with the provisions of the CESCE Coverage, as well as send a copy of such instructions to the Financing Entities, and inform, in turn, the Financing

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Entities about any action that will be carried out following the instructions received from CESCE.

27.4.3. The Financing Entities and the Obligors release the Agent from any liability for error or omission in the performance of the duties assigned to him under this Agreement, except those arising from gross negligence or willful misconduct.

27.4.4. Each of the Financing Entities declares to the Agent that it has conducted its own independent investigation and assessment of the financial situation of the Borrower and Guarantors in relation to this Financing.

27.4.5. The Agent shall not be liable for the delay (and the consequences arising thereof) in the payment of those amounts which, in accordance with the Financing Documents, are to be distributed by the Agent in the event that it has taken all necessary measures (and at such appropriate time) to comply with the applicable regulations or the operating instructions of the clearing and settlement systems used by the Agent through the Financing Documents. to that effect.

27.4.6. The Agent shall not be obligated under the provisions contained in this Agreement to perform know-your-customer procedures on behalf of the Financing Entities. Each of the Financing Entities shall be responsible for carrying out the necessary customer identification procedures and may not benefit from the procedures carried out by the Agent for this purpose.

27.5. Refund of Advance Amounts

27.5.1. The Financing Entities agree to immediately reimburse the Agent, in proportion to its Participation in the Financing, all justified amounts which, although payable by the Obligors under this Agreement, have not been paid or reimbursed voluntarily by the Obligors and which represent or could represent for the Agent a disbursement for any reason that, by reason of this Agreement, carried out in the common interest of the other Financing Entities and regardless of the favorable or adverse result of the action or measure that originated the disbursement, all this regardless of whether the aforementioned amounts may be claimed by the Agent from the Obligors.

27.5.2. The Financing Entities undertake to reimburse the Agent, in proportion to its Participation in the Financing, for all extraordinary expenses, justified by documentary evidence, caused to the Agent in the exercise of its functions, provided that they do not have to be paid by the Obligors.

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27.6. Agent's Rights

27.6.1. The Agent (or the new entity replacing the Agent in accordance with the provisions of the Clause 27.7 that is a Funding Entity) shall have the same rights and powers as any other Financing Entities by reason of its Participation in the Financing.

27.6.2. Notwithstanding this Agreement, the Agent (or the new agent who would be a Financing Entity) may accept deposits, lend money and, in general and like the other Financing Entities, carry out all kinds of banking operations with the Obligors within the limits provided for in this Agreement.

27.6.3. The Agent may and shall be entitled to act in accordance with any formal statement, notice or document which it considers to be authentic, correct and duly executed.

27.6.4. The Agent may assume that:

(i) there has been no Early Termination Cause (unless you are aware of the Early Termination Cause contained in the Clause 24.2); and

(ii) no right or authority conferred in the Financing Documents on the Majority of Funding Entities or any other Party has been exercised.

27.6.5. The Agent may:

(i) rely on any communication or document that it believes to be authentic; and

(ii) refrain from acting in accordance with the instructions of the Majority Funding Entity (or the Majority of Financing Entities, as applicable), to commence any legal action or proceeding relating to the Contract, until you have been guaranteed to your satisfaction all costs, claims, losses, expenses (including attorneys' fees) and liabilities that you may incur or incur in complying with such instructions.

27.6.6. The Agent is entitled to contract and pay, with the prior authorization of all the Financing Entities, on behalf of the Financing Entities, for the advice or services of legal advisors, financial advisors, or other experts whose advice or services may be, in their opinion, necessary, convenient or desirable, and to rely on the advice received.

27.6.7. An agent may exercise the powers conferred on him through his attorneys-in-fact and employees.

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27.6.8. The Agent may disclose to the other Funding Entities any information that, in its opinion, it has received in its capacity as Agent.

27.6.9. Notwithstanding anything to the contrary contained in the Financing Documents, the Agent is not obliged to take any action that, in its opinion, could constitute a breach of any applicable legal rules or of its duty of confidentiality.

27.6.10. Notwithstanding anything to the contrary expressly or implied in the Financing Documents, the Agent shall:

(i) shall not be obliged to pay to any Funding Entity any sum received by the Agent on its own behalf (other than those received by it in its capacity as Agent, in respect of which the provisions of this Agreement shall apply), or the proceeds thereof;

(ii) shall have no obligation other than as expressly set forth in this Agreement; and

(iii) shall not be obligated to make any determination or conduct any investigation regarding compliance with the Financing Documents or the creditworthiness of the Obligors. Only when it has actual knowledge, or has received notification from any of the Financing Entities or the Borrower, of the occurrence of any Early Maturity Cause, will it notify the other Financing Entities.

27.6.11. If any Party owes an amount to the Agent under this Agreement and/or the CESCE Coverage, the Agent shall be entitled, upon notice to such Party, to offset such amount against any payments that the Agent is obliged to make to the Party concerned.

27.7. Waiver and Substitution

27.7.1. The Agent may resign from his/her position at any time with prior authorization from CESCE, provided that this is necessary. To do so, it will send a notification to the Financing Entities, as well as to the Borrower. They will appoint a new Agent from among themselves or a third party specialized in the management of agencies in syndicated loans, by agreement of the Majority of Financing Entities.

27.7.2. In the event that the Agent is a Funding Entity, the Agent shall resign its appointment if on (or after) the date that is three (3) Months prior to the earliest FATCA Application Date in relation to any payment made to the Agent under this Agreement, any of the following circumstances occur:

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(i) that a Funding Entity reasonably believes that the Agent will not (or cease) FATCA Exempt Party status on or after such FATCA Implementation Date; or

(ii) it appears from the information provided by the Agent that the Agent will not (or cease) to be a FATCA Exempt Party on or after such FATCA Implementation Date; or

(iii) the Agent notifies the Borrower and the Financing Entities that it will not (or cease to be) FATCA Exempt Party on or after such FATCA Implementation Date; and

(iv) in any case, that the Agent or a Financing Entity reasonably considers that one of the Parties will be required to make a FATCA Withholding, which would not have been required if the Agent had the status of FATCA Exempt Party, and the Borrower or such Financing Entity, required the Agent to waive it by express notice to that effect.

27.7.3. In the event that, within thirty (30) Calendar Days following the notification, the Funding Entities have not appointed a new Agent, or the appointee has not accepted the appointment, the Agent shall have the right to appoint the Agent himself, either from among the Financing Entities or may appoint any third party as a new Agent, as long as it has the approval of the majority of Financing Entities.

27.7.4. The Financing Entities consent, by signing this Agreement, that the Agent may appoint them as a new Agent in accordance with the provisions of this Agreement and undertake to accept the obligations arising from such position once they are appointed.

27.7.5. As soon as a successor to the Agent is appointed and, where appropriate, accepted by the Agent, the departing Agent shall be released from any further obligations under this Agreement.

27.7.6. The departing Agent may request that his/her resignation and the appointment of the new Agent be recorded in a notarized act signed by all the Financing Entities (including the new Agent), in which case, the Financing Entities are obliged to sign within a maximum period of five (5) Business Days from the date of the Agent's request.

27.7.7. Notwithstanding the foregoing, the new Agent may also resign from his or her position in accordance with the provisions of this Clause.

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27.7.8. In no case may the resignation of the Agent or the appointment of the new one, which must be documented in evidence, imply the assumption of new obligations or a greater cost for the Borrower other than those expressly assumed by virtue of this Agreement.

27.7.9. As soon as a successor to the Agent is appointed and the Agent is accepted (i) the new agent must notify CESCE of his appointment as a new Agent in relation to the CESCE Coverage; and (ii) the departing agent shall be exempt from any other obligations under this Agreement, the remaining CESCE Financing and Coverage Documents, but shall continue to be subject to the responsibilities and rights to which he or she is entitled, with respect to his or her performance in the exercise of the position.

28. Assignments

28.1. Assignment by the Borrower and Guarantors

Neither the Borrower nor the Guarantors may assign, transfer, substitute or subrogate the rights and obligations entered into under this Agreement, or subrogate to any third party the position of the Financing Entities in this Agreement, without the express, written and unanimous consent of all the Financing Entities and the Agent.

28.2. Assignment by Financing Entities

28.2.1. Any Financing Entity, at any time, and while its Participation in the Financing remains in force, may assign all or part of its contractual position in the Financing (including the assignment as a guarantee) to another entity of any nature with the prior written authorization of CESCE.

In the event of a partial assignment, the Borrower and the financing entities resulting from the assignment shall amend this Agreement prior to or simultaneously with the partial assignment to include the regulation of the majorities for decision-making by the financing entities, the figure of the agent and any other issues arising from the existence of more than one Financing Entity. All this under market conditions and in accordance with the usual practice in this type of financing.

28.2.2. In addition, consent of any kind shall not be required on the part of the Borrower if the assignment is made for the creation of a charge or security interest on, or an assignment of, the rights and obligations of the Financing Entity under the Financing Documents, in favor of a central or supranational bank.

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28.2.3. The Borrower expressly authorizes the Financing Entity to disclose to potential assignees of the Financing Entity (or its advisors) or entities in favor of which any type of lien or security is created under the terms contained in this Clause or to any entity of the Financing Entity's group, the contents of this Agreement and the other Financing Documents

28.2.4. For clarification purposes, and without prejudice to the provisions of this Clause, the Financing Entities may pledge or create any type of encumbrance on the rights derived in their favor by virtue of this Agreement, in favor of Central Banks or Federal Reserves, without the need to have the prior consent of the Obligors.

28.2.5. The costs, expenses and taxes of the assignments that occur in accordance with the provisions of this Clause will be borne by the corresponding Financing Entity and/or the assignee.

29. Variation in circumstances and illegality

29.1. Variation in Circumstances

29.1.1. In the event that by legal or regulatory provision, of supranational, national, regional or local origin (or by a new binding interpretation thereof) subsequent to the signing of this Contract —and in particular in relation to the additional costs resulting from the implementation, development, application or replacement in the future by other similar regulations, of the regulations relating to Basel III and/or the "Capital Requirements Directive" IV (CRD IV)—), obligations such as ratios, reserves or necessary deposits, among others, are imposed on the Financing Entities, which entail an increase in the cost of the funds taken in the Euro Area Money Market for the Financing subject of this Agreement for the Financing Entities or limitations are imposed, whether in the Interest Rate or in the Commissions, or otherwise, that entail a decrease in the income to which the Financing Entities were entitled by virtue of this Agreement (excluding in any case the Corporate Income Tax or the variation in the rate thereof), the Obligors will be obliged to compensate, from the moment the cost or decrease in income occurs, to the Financing Entity or Entities affected by such provisions, to the same extent that the cost of the aforementioned funds is increased and the income decreased, provided that said Financing Entity or Entities provide documentary evidence of having incurred the aforementioned increase in cost or decrease in revenue, and determine in the detailed and reasoned settlement the higher costs or lower revenues.

29.1.2. Compensation will be made through the payment of additional sums by the Obligors, based on the reasoned settlement submitted by the Agent.

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29.1.3. The affected Financing Entities, at the request of the Borrower through the Agent, undertake to make their best efforts, and provided that this does not entail economic damage (which, where appropriate, will be passed on to the Obligors) greater than the increase in costs or decrease in estimated revenues, to avoid or mitigate the effects of the circumstances provided for in this Clause, including the possibility of transferring its Interest in this Agreement and the remaining Financing Documents to one or more other credit institutions not affected by the circumstances in question, which comply with the assignment requirements set out in this Agreement and which are willing to purchase the interest of the Financing Entity at par. In the event that the transfer of such Participation is not possible, or no other solution is found by the Parties within thirty (30) Calendar Days, the Borrower shall, within ten (10) Business Days following the receipt of a request to be made to that effect by the Agent, repay the portion of the Financing corresponding to the affected Financing Entity together with the interest and other amounts due to such Funding Entity under this Agreement.

29.2. Illegality

29.2.1. When the fulfilment of any of the obligations arising from this Agreement implies for any Financing Entity the infringement of any legal or regulatory provision or mandatory ordered measure or binding interpretative criterion, emanating from a competent official authority or body, the affected Financing Entity must notify the Borrower and the Agent of such circumstance.

29.2.2. Within thirty (30) Calendar Days following such notification (or such shorter period as may be established by applicable law), the Agent, the Borrower and the affected Financing Entity shall use their best efforts to take measures to eliminate or mitigate the adverse effect in the aforementioned circumstances by acquiring the Interest in this Agreement and the remaining Financing Documents held by the affected Financing Entity by any of the affected Financing Entities. of its subsidiaries or branches in other countries where the situation of illegality does not occur or, failing that, the acquisition by another Financing Entity or another credit institution that meets the requirements for the assignment established in this Agreement that is not affected by the situation of illegality. In the event that the transfer of such Participation is not possible, or no other solution is found by the Parties, the Financing Entities concerned and the Borrower shall reach an agreement regarding the time of redemption of their Participation, which in any event shall include the payment of the corresponding ordinary interest calculated up to the date on which the payment actually takes place, as well as any expenses and other amounts payable under this Agreement.

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30. Communications and notifications between the Parties

30.1. All communications between the Funding Entities and the Obligors, and vice versa, the Financing Entities with each other and between the Financing Entities and the Agent, and vice versa, that relate to this Agreement shall be made through the Agent.

30.2. All requests, notifications, notices and communications in general between the Borrower (also acting as a representative of the Obligors) and the Agent or vice versa and between the Financing Entities and the Borrower (also acting as a representative of the Obligors) conversely, which refer to this Agreement or derive from it, shall be made by email or by any other means that reliably accredits their receipt, and they will go to the respective codes and addresses designated in each case.

30.3. Communications will be deemed to have been received as long as they are made at the specified addresses, even if they are refused or not collected.

30.4. The addresses, telephone numbers, e-mail addresses of the Borrower, the Agent and the Financing Entities are those listed in Annex VII, and the Parties accept as validly made for all purposes, including procedural and enforcement of Guarantees, any notification or communication of the nature that are made to the addresses indicated in said Annex.

30.5. The Obligated Parties must send their communications to the Agent at the address indicated in Annex VII of the Contract, who will forward them to the other Financing Entities as established in the Contract.

30.6. Any modification to the addresses or telephone or e-mail codes described above will have no effect until it has been notified in writing between the Parties or, where appropriate, to the Agent. The Agent must notify the Borrower (as representative of the Obligors) and the other Financing Entities in writing of any change in its address or telephone or email codes listed in Annex VII.

31. Representation on behalf of the Borrower

31.1. The Obligors—, except the Borrower—, hereby confer on the Borrower their irrevocable representation, constituting it as their agent and representative for the purposes of this Agreement and the other Financing Documents and expressly authorizing it, through its organs and attorneys-in-fact, to carry out all the actions attributed to the Obligors in this Agreement and the other Financing Documents, even in the event that it incurs in the figures of self-contracting, multi-representation and conflict of interest.

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31.2. In particular, but without limitation, the Borrower may perform any of the following actions on behalf of the Obligors:

(i) issue and receive all notifications and communications arising from this Agreement and the other Financing Documents and deliver to the Agent and, where applicable, to the other Financing Entities all documentation and information to be provided in accordance with the provisions of the Financing Documents, establishing itself as the sole interlocutor vis-à-vis the Agent and the other Financing Entities for all purposes provided for in the Financing Documents;

(ii) issue instructions, make decisions and consent to actions that are necessary for the development and performance of this Agreement and the other Financing Documents, whether or not provided for therein;

(iii) to sign and formalize any documents related, complementary or related to this Agreement and the other Financing Documents that may be necessary, being expressly empowered to ratify, clarify and agree to modifications thereof;

(iv) make any payments to be made pursuant to this Agreement and the other Financing Documents on behalf of the Obligors; and

(v) in general, to grant any document, public or private, and to carry out any action that is necessary or convenient in relation to the development and fulfillment of this Agreement and the other Financing Documents.

31.3. The foregoing is without prejudice to the compliance by the Obligors with the obligations assumed in this Agreement and other Financing Documents.

31.4. By virtue of the provisions of the preceding section, any notification, communication, action, omission, commitment, transaction, waiver, modification or clarification or any other action carried out by the Borrower in accordance with the mandate conferred by the Obligors, shall bind said Obligors for all legal purposes as if they had expressly subscribed, consented or agreed to it. Likewise, the Obligors declare in favor of the Financing Entities that, in the event of a conflict between any notifications or other actions of the Borrower and those of any other Obligor, those made by the Borrower shall prevail.

31.5. The Agent (on its own initiative or at the request of any Financing Entity) may request all the Obligors, in the event that it sufficiently reasons and justifies it, the ratification of the actions carried out by the Borrower as representative and interlocutor of the Obligors for the purposes of this Agreement and the other

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Financing Documents, as well as the execution, jointly with the Borrower, of any contract or document (whether public or private) arising out of this Agreement or the other Financing Documents (including, without limitation, documents clarifying, ratifying and amending the foregoing).

32. Confidentiality

32.1. Confidential Information

The Funding Entities agree to keep all Confidential Information confidential and not to disclose it, except to the extent permitted by the Clause 32.2 and ensure that all Confidential Information is protected with the security measures and duty of care that would apply to your own confidential information.

32.2. Market Abuse Regulations

The Parties acknowledge that certain Confidential Information may be subject to market abuse prevention regulations, and the Parties agree to comply with the restrictions imposed by market abuse prevention regulations.

To this end, the Obligors undertake to inform the Agent and the Financing Entities of the obligations to which they are subject before providing any Confidential Information.

The Obligors shall warn the Agent and the Financing Entities of the information that has the character of privileged information before providing it to the Agent and the Financing Entities, they may request the Obligors not to be disclosed such information.

32.3. Disclosure of Confidential Information

32.3.1. Subject to the restrictions set forth in the Market Abuse Regulations and those contained in this Agreement, the Agent and the Funding Entities may disclose Confidential Information as they deem appropriate provided that the recipient signs a confidentiality agreement under the terms of this Agreement (unless such recipient is subject to professional obligations to maintain the confidentiality of the information or bound by obligations of confidentiality in relation to Confidential Information in any other way) to the following persons:

(i) to any entity in your group (or fund managed by entities in your group);

(ii) to its external service providers or those of its group entities, for the purpose of enabling the Agent and the Financing Entities to comply with their obligations arising from their relationship with the Obligors (including

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without limitation administrative and/or settlement services in relation to this Agreement), or to any person designated to receive communications on behalf of the Agent and the Financing Entities, notices, information, or documents provided pursuant to this Agreement;

(iii) to its professional advisors in connection with the execution and operation of this Agreement or in connection with, and for the purposes of, any litigation, arbitration, administrative proceeding, or any other investigation, proceeding, or dispute relating to this Agreement;

(iv) to any person to whom Confidential Information is required to be disclosed by order of a court or tribunal of competent jurisdiction or by any governmental, banking, tax or other regulatory authority or similar body, by the rules of any securities market or pursuant to any applicable law or regulation; or

(v) to its internal or external auditors, for the purpose of providing its audit services to the Agent and the Financing Entities or its group companies; or

(vi) to ranking platforms, such as Dealogic, Bloomberg, and Thomson Reuters.

32.3.2. The Agent and the Funding Entities may disclose such Confidential Information as they deem appropriate to any person:

(i) to whom they assign (or may assign) all or any of their rights or obligations under this Agreement and, in any event, to any of the group entities (or funds managed by group entities) or to the representatives and professional advisers of such person or entity; or

(ii) with whom they enter into (or may subscribe), either directly or indirectly, any sub-participation or any other transaction under which payments are to be made in relation to the Financing or the Borrower, as well as to any of the entities of the Group (or funds managed by entities of the Group) or to the representatives and professional advisers of such person or entity;

(iii) invests in, or otherwise finances (or may invest in, or otherwise finance) directly or indirectly, any of the transactions referred to in paragraphs (i) or (ii) above; or

(iv) to whom or for the benefit of the Financing Entities create a charge, pledge, assign or otherwise create a Security Interest (or may be created);

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provided that, in (i), (ii) and (iii) above, the person to whom the Confidential Information is to be disclosed has entered into a confidentiality undertaking or is otherwise bound by confidentiality obligations in relation to the Confidential Information received (unless the recipient of the information is a professional adviser and is subject to professional obligations to maintain confidentiality of the Confidential Information); and in the case (iv) above, the person to whom the Confidential Information is to be delivered has been informed of its confidential nature.

32.3.3. The Agent and the Financing Entities may disclose to any credit rating agency (including its professional advisors) the Confidential Information the disclosure of which may be necessary for such rating agency to carry out its ordinary rating activities in relation to the Financing or the Obligors.

32.3.4. Any of the Obligors may disclose this Agreement and any of the Financing Documents:

(i) to its professional advisors in connection with the execution and operation of this Agreement or in connection with, and for the purposes of, any litigation, arbitration, administrative proceeding, or any other investigation, proceeding, or dispute relating to this Agreement;

(ii) where it is required to be disclosed by order of a court or tribunal of competent jurisdiction or by any governmental, banking, tax or other regulatory authority or similar body, by the rules of any securities market or in accordance with any applicable law or regulation; or

(iii) to its internal or external auditors, for the purpose of providing its audit services to the Obligated Parties or to the companies of its Group.

33. Data protection

33.1. General

33.1.1. Each of the Parties, whose details for the purposes of notifications are set out in Annex VII, acting independently as a data controller, report:

(i) natural persons acting on their behalf and on their behalf; and

(ii) to the persons named in this Agreement in relation to such Party for the purpose of notice or to such other persons as may be subsequently indicated,

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that your personal data contained in the Contract or provided pursuant to it will be processed by each of the Parties.

33.1.2. The Data Protection Officer of the Funding Entities can be contacted at the postal address and email address indicated in Annex VII.

33.1.3. The purpose of the processing, as well as its legal basis, is the fulfilment of the rights and obligations arising from the Contract. The processing is strictly necessary for this purpose. In addition, if applicable by law, they will process personal data for the prevention of money laundering and terrorist financing in order to comply with the obligations of collecting information and identification, as well as providing information on payment transactions to the authorities of other countries. within and outside the European Union, on the basis of the legislation of some countries and agreements signed between them. No automated decisions will be made that may affect data subjects.

33.1.4. The data will be kept for the entire duration of the Contract and for the time necessary to comply with legal and contractual obligations related to the performance of the Contract.

33.1.5. The data will be processed only by the Parties and by those third parties to whom the Parties are legally or contractually obliged to communicate them. Likewise, the Parties may assign personal data in the event of assignment by the Financing Entities and/or the creation of encumbrances or guarantees on their credit rights derived from this Agreement.

33.1.6. Data subjects may exercise their rights to request access to their personal data, their rectification or erasure, the restriction of processing, the portability of their data, as well as their right to object to processing, by sending a written communication to the Party concerned at the address specified for this purpose in Annex VII. They may also lodge a complaint with the competent Data Protection Authority.

33.2. Communication by the Agent of the Borrower's personal data to CESCE

33.2.1. In order to comply with the current provisions on the protection of personal data, the Borrower is informed that the Agent will communicate the data, which affect its credit operation, to CESCE or other bodies or third parties for the purposes of control, management and monitoring of the operation, as well as so that said data can be used for statistical purposes.

33.2.2. Likewise, the Borrower is informed that CESCE, always for its benefit, may provide those public bodies with which CESCE has signed or may sign

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agreements or agreements relating to its financing lines as much information concerning the formalized operations that may be required.

33.2.3. The Borrower is hereby informed that the data provided is necessary, in accordance with current legislation on data protection, for the execution of this Agreement, and therefore for the execution of this Agreement and the other Financing Documents.

33.3. CESCE Identification and Contact

33.3.1. CESCE will be responsible for the personal data mentioned above in those aspects that are within its competence in accordance with the applicable regulations. Likewise, the data will be processed in accordance with current regulations on data protection. The personal data referred to in the previous paragraph will be kept for the period prescribed by the data protection regulations, for the purposes contemplated in said regulation.

33.3.2. In compliance with it, the personal data referred to in the previous paragraph will be kept for the duration of the contractual relationship, or until the obligations derived from the aforementioned relationship have been fully fulfilled, and for the purposes of complying with the required legal obligations, and for the formulation, Exercise or defence of claims, if applicable.

33.3.3. Likewise, in relation to the personal data communicated to CESCE, the Borrower may exercise the rights of access, rectification, deletion (right to be forgotten), limitation of processing, portability and opposition by writing to Compañía Española de Seguros de Crédito a la Exportación S.A., Compañía de Seguros y Reaseguros (SME), with registered office at Calle Velázquez, 74, 28001, Madrid (Spain) or by sending an e-mail to: dpd@grupocesce.es.

34. Anti-Corruption Policy

34.1. Funding Entities are entities committed to the fight against corruption in all its forms, including extortion and bribery. Therefore, the Financing Entities have an anti-corruption policy that is an essential tool to prevent both them and their employees from engaging in conduct that may be contrary to the regulatory provisions and the basic principles of action of the Financing Entities.

34.2. That is why, within the framework of trust and mutual collaboration, the Financing Entities expect the Borrower to take the measures that are necessary or convenient to guarantee fair behavior and competition in the market, thus avoiding engaging in conduct contrary to current legislation and the principles underlying its activity.

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34.3. The Financing Entities reserve the right to carry out the checks deemed necessary or convenient to ensure compliance, and may terminate the Contract and the other Financing Documents in advance if they detect activities that contravene the contents of their respective anti-corruption policy, without the other Parties being entitled to receive any consideration.

35. Expense

Notwithstanding the payment obligations entered into in this Agreement for Principal, interest and Commissions or any other concept, the Borrower assumes the obligation to pay any other expenses, taxes, excise duties, charges and other current or future concepts that arise or accrue as a result of the execution and formalization of this Agreement and all its Guarantees and even the obtaining of funds by the Financing Entities and expenses incurred by the movement of funds through the Bank of Spain, including, but not limited to, the following:

(i) the fees, brokerages and supplies of the notary publics involved in the granting and modification of this Agreement and in the granting, modification and cancellation of the Guarantees that are constituted, granting of copies, notifications, requirements or procedures necessary for their compliance;

(ii) the taxes, excise duties, surcharges and fees, whether supra-state, state, regional or local, that are levied now or in the future and while the Contract and the Guarantees remain in force, their constitution, modification, execution and termination, except in relation to the Corporate Income Tax levied on the income of the Financing Entities;

(iii) judicial and extrajudicial expenses and costs, including the fees of notary publics, lawyers and solicitors, even if their intervention was optional, that accrue as a result of the execution of this Agreement and its Guarantees; and

(iv) fees and expenses of Gómez-Acebo & Pombo Abogados, S.L.P. (limited to a previously agreed maximum amount) in the drafting and preparation of this Agreement and the other Financing Documents.

36. Modifications and Waivers

36.1. Any modification to this Agreement must be made public and signed by each Party in order to be valid, unless otherwise provided in this Agreement.

36.2. The failure to exercise or delay in exercising any right or remedy under this Agreement shall not be construed as a waiver of the right or remedy provided for in this Agreement or as a waiver of any other right or remedy, and the individual

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or partial exercise of any right or remedy under this Agreement shall not preclude the further exercise of that right or remedy or any other right or remedy. resource.

36.3. In the event that the Borrower requests the Financing Entities, through the Agent, to adopt decisions that under this Agreement correspond to the Financing Entities, the Agent undertakes to obtain, within a maximum period of four (4) Business Days, the confirmation of the written receipt of such request from all the Financing Entities. Thus, if once the request has been obtained by the Financing Entities, the Agent has not received a response from the Financing Entities after fifteen (15) Business Days from the date on which it has obtained confirmation of receipt of the approval request, it will be understood that the Financing Entity that has not responded denies the consulted decision.

37. Partial nullity

The clauses of this Agreement are independent of each other, so that if any of them is considered null and void in whole or in part, the remaining clauses will remain valid and enforceable in their terms.

38. Tax regime

Given that this Agreement constitutes a regular and typical operation of the activity of the Financing Entity, it is not subject to the Transfer Tax, in accordance with the provisions of Articles 7.5 and 45.1.B.15, of Royal Legislative Decree 1/1993, of September 24, 1993, which approves the Revised Text of the Law on Transfer Tax and Documented Legal Acts, The transaction is exempt from Value Added Tax, in accordance with the provisions of Article 20, number 1, paragraph 18, letter c) of Law 37/1992, of 28 December, which approves the aforementioned tax.

39. Governing Law

This Agreement shall be construed and enforced on its own terms, and shall be governed by the common laws of the United States.

40. Jurisdiction

For the resolution of any disputes that may arise in relation to the compliance, execution and interpretation of this Agreement, in accordance with the provisions of Article 545 of the Civil Procedure Law, it is agreed that the Parties submit to the jurisdiction of the Courts and Tribunals of the city of Madrid.

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This Financing Agreement is formalized in a Policy with the intervention of the Notary listed in the heading for the purposes of the provisions of Articles 1216, 1218 and 1865 of the Civil Code, Article 517 of the Code of Civil Procedure, and other concordant legislation.

The grantors of this Financing Agreement declare their agreement with it and approve its content as it is drafted, spread out on _________ pages including its annexes, grant it and sign, with my intervention, in a single copy under the provisions of the Law of May 28, 1862, on Notaries, as amended by Law 36/2006 of November 29, 2006. on measures to prevent tax fraud, and the Instruction of the Directorate-General of Registries and Notaries of 29 November 2006.

And I, the Notary, having made the appropriate legal warnings, ATTEST to the identity of the grantors, the legitimacy of their signatures, that in my opinion they have the necessary capacity and legitimacy for the granting of this Financing Agreement, that the consent has been freely given and that the granting is in accordance with the legality and the duly informed will of the grantors or intervenors.

As many testimonies, or first authorized copies, of this policy will be issued as there are Financing Entities that sign it. Likewise, the Borrower and real and personal guarantors expressly authorize each of the Financing Entities to request from the intervening or authorizing notary, testimonies with enforceability, or authorized copies with equal enforceability, for the purposes provided for in article 517.2., 4 and 5 of the Civil Procedure Law, 17 of the Law of May 28, 1862 on Notaries, and 233 and 250 of Royal Decree 45/2007 of the Notarial Regulations.

[Signature sheet follows]

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/s/ Authorized Signatory	/s/ Authorized Signatory
WALL BOX CHARGERS, S.L.U.	WALLBOX N.V.
/s/ Authorized Signatory	/s/ Authorized Signatory
WALLBOX USA, INC.	EBN BANCO DE NEGOCIOS, S.A.
/s/ Authorized Signatory	/s/ Authorized Signatory
INSTITUT CATALÀ DE FINANCES	INSTITUTO DE CRÉDITO OFICIAL E.P.E.
/s/ Authorized Signatory
MORA BANC GRUP SA

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ANNEX I

DETAIL OF THE WALLBOX BARCELONA PROJECT

[Removed]

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ANNEX II

EXISTING INDEBTEDNESS

[Removed]

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ANNEX III

BUSINESS PLAN

[Removed]

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ANNEX IV

MODEL REQUEST FOR DISPOSITION

[Removed]

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ANNEX V

PARTICIPATION OF FUNDING ENTITIES

[Removed]

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ANNEX VI

SHAREHOLDER COMPOSITION AND ORGANIZATIONAL CHART

[Removed]

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ANNEX VII

ADDRESSES FOR THE PURPOSE OF NOTIFICATION

[Annex]

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ANNEX VIII

COPY OF CESCE'S OFFER

[Removed]

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ANNEX IX

MODEL OF CHATTEL MORTGAGE AND NON-POSSESSORY PLEDGE

[Removed]

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ANNEX X

ICF CLAUSE FOR OPERATIONS FINANCED BY EIB FUNDS

[Removed]

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